SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  CYTODYN, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)



            COLORADO                                     75-3056237
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


   200 West De Vargas St., Suite 1
          Santa Fe, NM                                     87501
 --------------------------------------                 ----------
(Address of principal executive offices)                (Zip code)


                                 (505) 988-5520
                               -------------------
              (Registrant's telephone number, including area code)


              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report.)



           (Name, Address and Telephone Number of Agent for Service)

Copies to:

Ronald J. Tropp
20222 Oxnard Street
Woodland Hills, CA 91367
Telephone No. (818) 999-3623
Facsimile No. (818) 348-1367

Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                  CYTODYN, INC.

                              CROSS REFERENCE SHEET


Form SB-2 Item Nos. and Caption                                 Prospectus Caption
-------------------------------                                 ------------------

 1. Front of Registration Statement and Outside             Front Cover
     of Prospectus  ..................................      Outside Front Cover Page
 2. Inside Front and Outside Back Cover Pages of
    Prospectus  ......................................      Inside Front and Outside Back Cover Pages
 3. Summary Information and Risk Factors  ............      Prospectus Summary; Risk Factors
 4. Use of Proceeds  .................................      Use of Proceeds
 5. Determination of Offering Price  .................      Underwriting
 6. Dilution  ........................................      Dilution
 7. Selling Security-Holders  ........................      *
 8. Plan of Distribution  ............................      Outside Front Cover Page; Underwriting
 9. Legal Proceedings  ...............................      *
10. Directors, Executive Officers, Promoters and Control
     Persons .........................................      Management
11. Security Ownership of Certain Beneficial Owners and
    Management .......................................      Principal Shareholders
12. Description of Securities  .......................      Description of Common Stock; Shares
                                                            Eligible for Future Sale
13. Interest of Named Experts and Counsel  ...........      Legal Matters; Experts
14. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities  ..................      *
15. Organization Within Last Five Years  .............      *
16. Description of Business  .........................      Prospectus Summary; Business
17. Management's Discussion and Analysis or Plan of
    Operation ........................................      Management's Discussion and Analysis of
                                                              Financial Condition and Results of Operations
18. Description of Property  .........................      Business
19. Certain Relationships and Related Transactions  ..      Certain Transactions
20. Market for Common Equity and Related Stockholder
    Matters                                                 *
21. Executive Compensation  ..........................      Management
22. Financial Statements  ............................      Financial statements
23. Changes in and Disagreements with Accountants on
     Accounting and Financial Disclosure  ............      *
-------------
* Not applicable.


THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

TITLE OF EACH CLASS OF     DOLLAR     OFFERING   AGGREGATE   REGISTRATION
SECURITIES                 AMOUNT     PRICE      AMOUNT      FEE
----------------------    --------    --------  ----------   ------------
 Common stock, .001 par   $187,500     $0.75    $187,500     $  23.76*

 Total                    $187,500     $0.75    $187,500     $  23.76*
-----------------
 *This fee is calculated pursuant to Rule 457(o).

                                   PROSPECTUS
                                  CYTODYN, INC.

                         250,000 SHARES OF COMMON STOCK

                                 $0.75 PER SHARE

Up to 250,000 of the shares of common stock offered are being sold by CytoDyn, Inc. This is CytoDyn, Inc.'s initial public offering. There is no minimum amount of shares that must be sold and no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by CytoDyn in its discretion. CytoDyn is a developmental stage biotechnology research company pursuing the discovery and development of a treatment for human immuno-deficiency virus (HIV.) The technology licensed by the company is a patented and novel treatment approach to HIV disease. Shares of common stock will be sold by an officer and director of CytoDyn. CytoDyn's common stock is not currently listed or quoted on any quotation medium. This offering will terminate 12 months from the date of this prospectus.

                       -----------------------------------

The common stock offered is speculative and involves a high degree of dilution. SEE RISK FACTORS ON PAGE 3.

                      ------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shares are offered at $0.75 per share. Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 up to $187,500. The offering is being self-underwritten through our officers and directors.

--------------------------------------------------------------------------------


               Offering Price           Commissions      Proceeds to Company
               --------------           -----------      -------------------
Per Share:     $       .75              $      0            $      0.75
Total:         $   187,500              $      0            $   187,500

                   The date of this Prospectus is May 27, 2004

       ------------------------------------------------------------------

                              AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). CytoDyn intends to furnish its shareholders with annual reports containing audited financial statements and such other reports as we deem appropriate or as may be required by law.


                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                     CYTODYN

CytoDyn is a development stage corporation, organized under the laws of the state of Colorado on May 2, 2002. In October, 2003, CytoDyn acquired the trademarks, CytoDyn, Cytolin, a trademark symbol, and the assignment of a patent license agreement dated July 1, 1994 by and between Allen D. Allen and CytoDyn of New Mexico, Inc., ("license"), which covers U.S. Patent No. 5424066, describing a method for increasing CD4+ cell numbers through the use of monoclonal antibodies directed against self-reactive, CD4 specific cytotoxic T-cells, Patent No. 5651970 describing a method for inhibiting disease associated with the Human Immunodeficiency Virus through the use of monoclonal antibodies directed against anti-self cytotoxic T-lymphocytes or their lytics, and Patent No. 6534057, describing a method for increasing the delayed-type hypersensitivity response by infusing LFA-1-specific antibodies, as well as foreign counterpart patents.

With the acquisition of this license, CytoDyn is a biotechnology research company pursuing the discovery and development of a treatment for human immunodeficiency virus (HIV.) The technology licensed by CytoDyn is a patented and novel treatment approach to HIV disease. Instead of the traditional focus of attacking the virus, our approach is to bolster the human immune system by an injection of monoclonal antibodies. This approach is based on significant scientific research. Our principal executive office is located at 200 West De Vargas St., Suite 1, Santa Fe, NM 87501.


We are in the development stage and currently have no potential drugs approved for commercial use. Our long-term viability, profitability and growth will depend upon successful commercialization of potential drugs resulting from our research and product development activities. To date, we have generated no revenues.

                                  THE OFFERING
                                  ------------


Common Stock offered........................      250,000 shares

Common Stock to be outstanding
after the offering .........................    8,399,307 shares


Use of Proceeds.............................    CytoDyn intends to use
                                                all of the net proceeds of this
                                                offering for working capital and
                                                general corporate purposes.

Risk Factors................................    The securities offered
                                                hereby are speculative and
                                                involve a high degree of
                                                risk and immediate
                                                substantial dilution and
                                                should not be purchased by
                                                investors who cannot afford
                                                the loss of their entire
                                                investment. See "Risk Factors."


                           FORWARD LOOKING STATEMENTS

This registration statement contains forward looking statements. Our expectation of results and other forward looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts and the pace and success of product research and development. These and other factors may cause expectations to differ.


                          SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

                               BALANCE SHEET DATA:

                       As of February 29, 2004 (unaudited)

Assets

Cash ...........................................   $ 174,613
Equipment, net .................................       1,650
Deposit ........................................         495
                                                   ---------
                                                     176,758
                                                   =========

     Liabilities and Shareholders' Deficit

Liabilities:
    Accounts payable and accrued liabilities ...   $  93,881
    Indebtedness to related parties (Note 3) ...      71,694

     Total liabilities .........................     165,575

Commitment (Note 7) ............................          --

Shareholders' deficit (Note 5):
    Preferred stock ............................          --
    Common stock ...............................     210,722
    Additional paid-in capital .................       8,415
    Deficit accumulated during development stage    (207,954)

     Total shareholders' equity ................      11,183

                                                   $ 176,758
                                                   =========


                          STATEMENT OF OPERATIONS DATA:

                                                                                                        May 2, 2002
                                                Three Months Ended            Nine Months Ended         (Inception)
                                                   February 29,                  February 29,             Through
                                            --------------------------    --------------------------    February 29,
                                                2004           2003           2004           2003           2004
                                            -----------    -----------    -----------    -----------    -----------
                                            (Unaudited)
Operating expenses:
 Stock-based compensation:
  Incorporation and organization services   $        --    $        --    $        --    $        --    $     8,000
 Compensation                                    10,703             --         55,703             --         55,703
 Contributed services, related
  party (Note 3)                                     --            240             --          2,730          2,970
 Contributed rent, related party (Note 3)            --            300            500            500          1,300
 Rent, related party (Note 3)                        --             --             --            400            500
 Rent, other                                      1,485             --          2,240             --          2,240
 Professional fees                              101,631          1,025        114,127          3,115        120,337
 Interest income                                    (52)            --            (55)            --            (55)
 Interest expense                                   296             --            441             --            441
 Other                                           15,177             19         16,359             55         16,518
                                            -----------    -----------    -----------    -----------    -----------
Total operating expenses                        129,240          1,584        189,315          6,800        207,954
                                            -----------    -----------    -----------    -----------    -----------
          Loss before income taxes             (129,240)        (1,584)      (189,315)        (6,800)      (207,954)
Income tax provision (Note 6)                        --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------
          Net loss                          $  (129,240)   $    (1,584)   $  (189,315)   $    (6,800)   $  (207,954)
                                            ===========    ===========    ===========    ===========    ===========
Basic and diluted loss per share            $     (0.02)   $     (0.00)   $     (0.05)   $     (0.01)
                                            ===========    ===========    ===========    ===========
Basic and diluted weighted average
 common shares outstanding                  * 6,674,862    *   590,000    * 3,909,985    *   578,334


*  Restated for 1:2 reverse split of common stock

                                  RISK FACTORS


RISKS RELATED TO OUR FINANCIAL CONDITION

Our accountant has expressed a substantial doubt that we can continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

We have accumulated losses since our inception, and our independent accountant has expressed that there is a substantial doubt that we may continue as a going concern. If we do not continue as a going concern, there will be no way for investors to recoup their investments.

We are a new business with a limited operating history and no revenues to date and cannot commence operations unless we can overcome the many obstacles we face.

We are a development-stage company with no prior business operations and no revenues. We are presently engaged in the early stage development of certain potential drugs. Unless we are able to secure adequate funding, we may not be able to successfully develop and market our potential drugs and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, our efforts have been allocated primarily to the following: aggressively patenting our technology; organizational activities; developing a business plan; obtaining interim funding; and conducting research and working toward the ultimate successful development of our potential drugs. In order to establish ourselves in the bio pharmaceutical market, we are dependent upon funding by sales of our securities and the successful development and marketing of our potential drugs. As a research and development company, we face increased risks, uncertainties, difficulties and expenses such that an investment in our common stock may be worthless if our business fails. We have a history of losses and a large accumulated deficit and we expect future losses that may cause our stock price to lose its value.

For the fiscal years ended 2002 and 2003, we incurred net losses of $8,953 and $9,686, respectively, for a total cumulative net loss since inception of $18,639. We expect to lose more money as we spend additional capital to develop and market our technologies and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, the current economic weakness may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

RISKS RELATED TO OUR BUSINESS

Our inability to retain and attract key personnel could cause our business to fail.

We believe that our future success will depend on the abilities and continued service of certain of our senior management and executive officers, particularly our president and CEO and those persons involved in the research and development of our potential drugs. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and eventually market our drugs being developed, which would have a material adverse effect on our business.

Our research and development efforts may not result in commercially viable potential drugs which could result in a loss of investment.

Our technologies are in the development stage. Further research and development efforts will be required to develop these technologies to the point where they can be incorporated into commercially viable or salable potential drugs. We have set forth in this report our proposed research and development program as it is currently conceived. We cannot assure you, however, that this program will be accomplished in the order or in the time frame set forth. We reserve the right to modify the research and development program. We may not succeed in developing commercially viable potential drugs from our technologies. If not, our ability to generate revenues from our technologies will be severely limited. This would result in the loss of all or part of your investment.

We may not be able to successfully develop and market the potential drugs that we plan to introduce, causing our business to fail.

We plan to develop a platform of antibodies to treat HIV disease. There are numerous developmental and regulatory issues that may preclude the introduction of these potential drugs into commercial sale. If we are unable to demonstrate the safety, efficacy and feasibility of these potential drugs, successfully transfer the technology for commercial-scale manufacturing to either internal, joint venture or outsourced manufacturers or meet regulatory requirements or resolve potential patent licensing requirements with respect to their marketing, we may have to abandon them and alter our business plan. Such modifications to our business plan will likely delay achievement of revenues. As a result, we may have to seek additional financing, which may not be available on the timetable required or on acceptable terms, or we may have to curtail our operations, or both.

Our potential drugs have not yet been extensively tested on humans, and their efficacy is not yet known. If we cannot develop effective potential drugs, our business will fail.

There are numerous legal, scientific and regulatory risks that may prevent us from carrying out its project to develop the proposed antibody therapy to treat HIV disease and AIDS. Investment in the company must be considered highly speculative because, among other reasons, only limited testing on humans has been conducted. It is possible that proposed therapies will not be effective for treating HIV disease or AIDS or that they will have adverse side effects on human subjects which will prohibit or undermine their intended use. Consequently, investment in the company's securities involves a high degree of risk and only those persons of adequate financial means, who have no need for liquidity with respect to the investment, and can bear the risk of losing all or part of the investment, are suitable for investment in the Company.

In order to create our potential drugs, we will need to license or purchase clones. If we are unable to do so, we may not be able to continue development of our potential drugs.

The patents licensed by us cover the use of certain antibodies to treat HIV disease. Antibodies are produced in a process similar to that of making wine. A seed or "clone" is planted to grow a cell-bank. The cell is then used to grow a crop of cell. Cells are harvested from the cell bank and then fermented or otherwise processed to make raw antibodies. Finally, the raw antibodies are purified and vialed using an FDA approved method. CytoDyn does not currently own or license the clones used to produce antibodies. The Company has not yet commenced negotiations with the owners of the needed clones, and there can be no assurance that the Company will be able to obtain such an agreement. In the event the Company is unable to obtain a clone license, its use of the antibody will be restricted to research only. In order to protect our potential drugs, we must be able to license the clones, and no such license has yet been negotiated.

We are dependent upon patents licensed from Allen D. Allen. The failure to maintain these licenses may cause our business to fail.

We currently have the right to use patent and proprietary rights which are material to the development of our HIV treatments, by assignment of a license from Allen D. Allen, the owner of the patents. The license requires us to defend the licensed patents from infringement. If we were to fail to defend or maintain patents or other protections of the licensed patents and proprietary technology, it may have a materially adverse effect on our ability to develop our potential drugs.

We may not have opportunities to enter into strategic partnerships for the commercialization of our technologies which could have a severe negative impact on our ability to market our potential drugs.

We intend to enter into strategic partnerships or other relationships with established biomedical, pharmaceutical and bio-pharmaceutical companies to obtain the necessary regulatory approvals and to undertake the manufacturing and marketing efforts required for commercializing our potential drugs. However, we do not have commitments at this time from any potential partners. If we are unable to enter into any new partnerships, then we may be unable to commence the commercialization of our potential drugs.

A market for our potential drugs may not develop, causing a failure of our business.

Our future success will depend, in part, on the market acceptance, and the timing of such acceptance, of new potential drugs or technologies that may be developed or acquired. To achieve market acceptance, we must make substantial marketing efforts and spend significant funds to inform potential customers and the public of the perceived benefits of these potential drugs. We currently have limited evidence on which to evaluate the market reaction to potential drugs that may be developed, and there can be no assurance that any potential drugs will obtain market acceptance and fill the market need that is perceived to exist.

Our business depends on our ability to protect our proprietary technology. If we cannot protect it, our business may fail.

The biotechnology industry places considerable importance on obtaining patent, trademark, and trade secret protection, as well as other intellectual property rights for new technologies, potential drugs and processes. Our success depends, in part, on our ability to develop and maintain a strong intellectual property portfolio or obtain licenses to patents for potential drugs and technologies both in the United States and in other countries. As appropriate, we intend to file patent applications and obtain patent protection for our proprietary technology. These patent applications and patents will cover, as applicable, compositions of matter for our potential drugs, methods of making those potential drugs, methods of using those potential drugs, and apparatus relating to the use or manufacture of those potential drugs. We will also rely on trade secrets, know-how, and continuing technological advancements to protect our proprietary technology. We have entered, and will continue to enter, into confidentiality agreements with our employees, consultants, advisors and collaborators. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. Although we encourage and expect all of our employees to abide by any confidentiality agreement with a prior employer, competing companies may allege trade secret violations and similar claims against us. We may collaborate with universities and governmental research organizations which, as a result, may acquire part of the rights to any inventions or technical information derived from collaboration with them. To facilitate development and commercialization of a proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. Obtaining and maintaining such licenses may require the payment of substantial amounts. In addition, if we are unable to obtain these types of licenses, our product development and commercialization efforts may be delayed or precluded. We may incur substantial costs and be required to expend substantial resources in asserting or protecting our intellectual property rights, or in defending suits against us related to intellectual property rights. Disputes regarding intellectual property rights could substantially delay product development or commercialization activities. Disputes regarding intellectual property rights might include state, federal or foreign court litigation as well as patent interference, patent reexamination, patent reissue, or trademark opposition proceedings in the United States Patent and Trademark Office. Opposition or revocation proceedings could be instituted in a foreign patent office. An adverse decision in any proceeding regarding intellectual property rights could result in the loss or limitation of our rights to a patent, an invention or trademark.

We will engage contract manufacturers to produce our potential drugs, including our potential HIV drugs currently under development, which may diminish quality control and subject us to regulatory enforcement.

Outsourcing our manufacturing processes to contract manufacturers may subject us to problems in such areas as:

     - lack of technical knowledge regarding regulated procedures; uncertain or unreliable production yields;

     - maintaining quality control and assurance; regulatory compliance, since most rapid test manufacturers do not produce potential drugs that are as stringently controlled as HIV diagnostics;

     - misappropriation of intellectual property, particularly in foreign countries where patent protection is less stringent, and depending on the extent of manufacturing processes that are outsourced.

As a producer of potential drugs, we may be exposed to product liability and recall risks for which insurance coverage is expensive, limited and potentially inadequate.

We produce potential drugs, which, if approved for use by humans, subjects us to risks of product liability claims or product recalls, particularly in the event of false positive or false negative reports. The drug platform we are developing is also subject to product liability claims with respect to safety of the product, especially with regard to potential side effects. At the moment we have no product liability insurance, but even if we are successful in obtaining insurance for our potential drugs, a product recall or a successful product liability claim or claims that exceed our insurance coverage could have a material adverse effect on us. Product liability insurance is expensive. In the future we may not be able to obtain coverage on acceptable terms, if at all. Moreover, our insurance coverage may not adequately protect us from liability that we incur in connection with clinical trials or sales of our potential drugs.

Our management had voting control over all matters as of February 29, 2004, submitted to a shareholder vote, which means that they, and not the investors, had control over all company matters.

Our president holds 2,118,515 of our 7,519,307 shares outstanding as of February 29, 2004. Our Secretary and Vice President, Corinne Allen holds 1,736,335 of our 7,519,307 shares as of February 29, 2004. This gave them voting control over all matters submitted to a vote of the shareholders. Currently, Allen and Corinne Allen own 47% of the outstanding total shares of 8,069,307.


Technological changes may render our potential drugs obsolete.

The biopharmaceutical industry is subject to rapid and significant technological change, and the ability of CytoDyn to compete is dependent in large part on its ability continually to enhance and improve its potential drugs and technologies. In order to do so, CytoDyn must effectively utilize and expand its research and development capabilities, and, once developed, expeditiously convert new technology into potential drugs and processes which can be commercialized. Our competitors may succeed in developing technologies, potential drugs and processes that render our processes and potential drugs obsolete. Certain companies have filed applications for or have been issued patents and may obtain additional patents and proprietary rights relating to potential drugs or processes competitive with or otherwise related to those of CytoDyn. The scope and viability of these patents, the extent to which CytoDyn may be required to obtain licenses under these patents or under other proprietary rights and the cost and availability of licenses are unknown, but these factors may limit the Company's ability to market its potential drugs.


It is uncertain if healthcare facilities, providers and insurance companies will approve benefits or reimbursement for their members for our potential drugs, thus rendering them more expensive and more difficult to market.

The industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years, state and federal government regulation of reimbursement rates and capital expenditures in the United States has increased. Lawmakers continue to propose programs to reform the United States healthcare system, which may contain programs to increase governmental involvement in healthcare, lower Medicare and Medicaid reimbursement rates or otherwise change the operating environment in the healthcare industry. Healthcare industry participants may react to these proposals by curtailing or deferring use of new treatments for disease, including treatments utilizing the biologics that CytoDyn is developing.

RISKS RELATED TO REGULATORY APPROVALS AND CLEARANCES

The time needed to obtain regulatory approvals and respond to changes in regulatory requirements could cause our business to fail.

Our proposed and existing potential drugs are subject to regulation by the FDA and other governmental or public health agencies. In particular, we are subject to strict governmental controls on the development, manufacture, labeling, distribution and marketing of our potential drugs. In addition, we are required to obtain approval or registration with foreign governments or regulatory bodies before we can import and sell our potential drugs in foreign countries. The process of obtaining required approvals or clearances from governmental or public health agencies can involve lengthy and detailed laboratory testing, human clinical trials, sampling activities and other costly, time-consuming procedures. The submission of an application to the FDA or other regulatory authority does not guarantee that an approval or clearance to market a product will be received. Each authority may impose its own requirements and delay or refuse to grant approval or clearance, even though a product has been approved in another country or by another agency. Moreover, the approval or clearance process for a new product can be complex and lengthy. This time span increases our costs to develop new potential drugs as well as the risk that we will not succeed in introducing or selling them in the United States or other countries. Newly promulgated or changed regulations could also require us to undergo additional trials or procedures, or could make it impractical or impossible for us to market our potential drugs for certain uses, in certain markets, or at all.

Failure to comply with FDA or similar international regulatory bodies or other requirements may require us to suspend production of our potential drugs which could result in further losses or inability to produce revenues.

We can manufacture and sell potential drugs, both in the United States and abroad, only if we comply with regulations of government agencies such as the FDA. We have implemented quality assurance and other systems that are intended to comply with applicable regulations in the United States. Although we believe that we have adequate processes in place to ensure compliance with these requirements, the FDA could force us to stop manufacturing our potential drugs if it concludes that we are out of compliance with applicable regulations. The FDA could also require us to recall potential drugs if we fail to comply with applicable regulations, which could force us to stop manufacturing such potential drugs. We will face similar risks when we establish our international manufacturing operations.

We depend upon our current officers and directors to continue our business. If we lose any of these officers or directors, we may not be able to continue.

Our business is dependent upon our current officers and directors, Allen D. Allen, Corinne Allen and Wellington A. Ewen. If any of these officers or directors leaves office or resigns, there will be no management to run our business.

We need to raise at least $150,000 in the next 12 months or we will not be able to continue our business.

We need to raise at least $75,000 in this offering. If we fail to do so, and are unable to raise at least $150,000 in the next 12 months by continuing to obtain capital from or borrowing, we will not be able to operate our business.


RISKS RELATED TO OUR COMMON STOCK

A public market for our shares may never develop, making the shares illiquid.

A public market for our shares may never develop. This may make it difficult or impossible for investors in our shares to sell them. If our shares are approved for a quotation on the over-the-counter market, they may be thinly traded and highly volatile.

If a trading market develops in our securities, it will be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

There is no current market for our common stock, but, if one develops, shares of our common stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the over-the-counter bulletin board. As a result, investors may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the common stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of our common stock to certain regulations which impose sales practice requirements on broker/dealers. For example, brokers/dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in these documents are the following:

     - the bid and offer price quotes in and for the "penny stock", and the number of shares to which the quoted prices apply.
     - the brokerage firm's compensation for the trade.
     - the compensation received by the brokerage firm's sales person for the trade.

In addition, the brokerage firm must send the investor:

     - a monthly account statement that gives an estimate of the value of each "penny stock" in the investor's account.

     - a written statement of the investor's financial situation and investment goals.

Legal remedies, which may be available to you as an investor in "penny stocks", are as follows:

     - if "penny stock" is sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.

     - if the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that committed the fraud for damages.

     - if you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration. If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker/dealer, the broker/dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker/dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of our common stock. Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transaction in our stock more difficult and may reduce the value of the investment. Various state securities laws pose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have the ability to sell their shares of our common stock impaired.


                                 USE OF PROCEEDS
                                 ---------------

The proceeds to CytoDyn from the sale of the 250,000 shares of common stock offered hereby are estimated to be approximately $187,500. CytoDyn expects to use such net proceeds approximately as follows:


                                       Approximate
                                       Dollar             Percentage of
Application of Proceeds                Amount             Net Proceeds
-----------------------                ------             ------------

Proceeds                               $  187,500
Offering Expenses                         (40,524)
                                       -----------
Net proceeds                           $  146,976

Working capital and general
corporate purposes                     $  146,976             100%

--------
Proceeds from this offering will be insufficient to take our drug through Phase II trials, which is expected to cost an estimated $3,000,000.

The allocation of the net proceeds of this offering set forth above represents our best estimates based upon its current plans and certain assumptions regarding our future revenues and expenditures. If any of these factors change, CytoDyn may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes.

CytoDyn anticipates, based on its currently proposed plans and assumptions relating to its operations (including assumptions regarding the progress of its research and development and the timing and costs associated with the Primary Development Projects), that the net proceeds of this offering, together with our existing capital resources, will be sufficient to satisfy our estimated cash requirements for at least 12 months following the consummation of this offering. CytoDyn estimates that an aggregate of $3,000,000 will be needed over approximately the next three years to complete its research and development of Cytolin. Such amount is in excess of the net proceeds of this offering and the existing capital of CytoDyn. Therefore, unless CytoDyn generates significant revenues during such period, which CytoDyn believes is unlikely, CytoDyn will need additional financing to fully fund such development. CytoDyn has no current arrangements with respect to, or sources of, additional financing and it is not anticipated that any of the officers, directors or shareholders of CytoDyn will provide any portion of our financing requirements. There can be no assurance that, when needed, any additional financing will be available to CytoDyn on commercially reasonable terms, or at all. In the event our plans change, or our assumptions change or prove to be inaccurate, or if the net proceeds of this offering, together with other capital resources, otherwise prove to be insufficient to fund operations, CytoDyn could be required to seek additional financing sooner than currently anticipated.

Proceeds not immediately required for the purposes described above will be invested principally in United States Government securities, bank certificates of deposit, money market funds or other short-term interest-bearing investments.

                                DIVIDEND POLICY

To date, CytoDyn has not declared or paid any cash dividends on its Common Stock and does not expect to declare or pay any dividends in the foreseeable future. Instead, CytoDyn intends to retain all earnings, if any, for use in our business operations.

                                    DILUTION

The difference between the public offering price per share of the common stock and the pro forma net tangible book value per share of the common stock after completion of this offering constitutes the dilution to investors in this offering. Net tangible book value per share on any given date is determined by dividing our net tangible book value (total tangible assets less total liabilities) on such date by the number of outstanding shares of Common Stock.


At February 29, 2004, the net tangible book value of CytoDyn was $.001 per share of Common Stock. After giving effect to the sale by CytoDyn of 250,000 shares of Common Stock offered hereby, the pro forma net tangible book value of CytoDyn at February 29, 2004 would have been $198,683, or approximately $0.02 per share of common stock. This represents an immediate increase in net tangible book value of $0.02 per share to the existing shareholders and an immediate dilution of $0.73 per share to new investors. The following table illustrates this dilution to new investors on a per share basis:


Public offering price per share of common stock ..........         $0.75
Net tangible book value per share before offering.........         $0.001
Increase per share attributable to new investors..........         $0.02
Net tangible book value per share after offering..........         $0.02
Dilution per share to new investors.......................         $0.73
Percentage dilution.......................................            73%


The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming the sale of all 250,000 shares in this offering.

                        Number of   Purchase   Percentage   Percentage of   Average price
                        Shares      Price      of Shares    Consideration   per share
                        ------      -----      ---------    -------------   ---------
New Investors             250,000   $187,500       3%           31%            0.75
Existing Investors      7,519,307   $408,664      97%           69%            0.06



                                    BUSINESS

Organization

We are a development stage corporation, organized under the laws of the state of Colorado on May 2, 2002 as Rexray Corporation. We were originally a blank check company until October 28, 2003. On October 28, 2003, we entered into an acquisition agreement with CytoDyn of New Mexico, Inc., pursuant to which we effected a two for one reverse split of our common stock, and amended our articles of incorporation to change our name to CytoDyn, Inc. Pursuant to the acquisition agreement, we acquired a patent license agreement dated July 1, 1994 between CytoDyn of New Mexico, Inc. and Allen D. Allen, covering three United States patents along with foreign counterpart patents which describe a method for treating HIV disease with the use of monoclonal antibodies. We also acquired the trademarks, CytoDyn and Cytolin, and a related trademark symbol. In exchange for the intellectual property and trademarks and the sum of $10,000 in cash, we issued 5,362,640 post-split shares of common stock to CytoDyn of New Mexico, Inc. CytoDyn of New Mexico, Inc., has been, since its inception, a research and development company and has never been profitable. CytoDyn of New Mexico, Inc is in the process of dissolving and has distributed the 5,362,640 common shares pro-rata to its shareholders. With the acquisition of the license, we are a developmental stage biotechnology research company pursuing the discovery and development of a treatment for human immunodeficiency virus (HIV.) The technology licensed by us is a patented and novel treatment approach to HIV disease. Instead of the traditional focus of attacking the virus, our approach is to bolster the human immune system by an injection of monoclonal antibodies that repair killer T-cells. This approach, while novel, is based on significant scientific research.


Industry

The U.S. biotechnology industry is relatively healthy and poised for growth, with more than 33,000 patents pending, according to a U.S. government survey and report on the industry by the U.S. Department of Commerce. The survey, of 1,031 U.S. firms engaged in biotechnology activities, found that those companies held just under 24,000 patents in the last quarter of 2002, while they had more than 33,000 patents pending.

The survey, promoted by the Commerce Department as the first comprehensive survey of the U.S. biotech industry, found 1.1 million total employees in the 1,031 responding companies, with 130,000 employees engaged in biotech activities. Those firms reported $50.4 billion in net sales related to biotech in 2001, with an operating income of $9.4 billion. The biotech activities of the responding firms reported a 1.1 percent growth in operating income in 2001, compared to a 3.9 percent drop in operating income for respondents' overall businesses.

The survey also found that biotech-related research and development spending in 2001 amounted to $16.4 billion, about 10 percent of all U.S. industry R&D that year. Biotech R&D was a heavy expense for firms responding -- it accounted for more than 33 percent of the respondents' biotech budgets, compared to less than 10 percent of the respondents' total business expenses. According to the survey:

     - Most biotech firms in the U.S. are small businesses, with 90 percent of respondents saying they had fewer than 500 employees, and 58 percent saying they had fewer than 50 employees. Only 19 respondents reported having more than 15,000 employees.

     - The value of added biotech business lines was at least $33.5 billion in 2001, or 33% of US GDP.

     - Biotech related research and development accounted for about 10% of the U.S. Industry research and development in 2001.

     - About 44 percent of firms with 50 or fewer employees identified venture capital, angel investors and stock offers as sources of funding in 2001, while only 2 percent of companies with more than 500 employees used those methods. Most large companies relied on in-house revenue for funding.

     - Human health-related applications were the primary focus of 72 percent of the respondents' biotech efforts. Between 12 and 14 percent of respondents indicated their primary or secondary biotech activities were related to animal health, agriculture/aquaculture or industrial and agricultural processing.

     - Seventy percent of firms responding have been established since 1986, with 29 percent established between 1993 and 2001, indicating a relatively young industry poised for growth, according to Commerce Department officials.

     - More than 66,000 of the firms' 130,000 biotech employees had technical related jobs, with 55 percent of those technical jobs belonging to scientists. The growth in the biotech workforce at respondents' companies averaged more than 12 percent annual between 2000 and 2002, compared to essentially no growth in the U.S. workforce overall.

Source:   The  Department  of  Commerce   Technology   Administration   and  the
Biotechnology Industry Organization, "A survey of the Use of Biotechnology in U.S. Industry," October 2003.


AIDS and HIV

More than forty million people worldwide are infected with HIV, the virus that causes AIDS, acquired immune deficiency syndrome, and about three million people die from it every year. Five million people were infected in 2003 alone. HIV infected individuals ultimately develop acquired immune deficiency syndrome, or AIDS. The mortality rate of this disease is believed to be 100%.Three-quarters of those who have the disease live in Africa, where AIDS is now the leading cause of death. As an immature market, new drugs and adjunct therapies with novel mechanisms of action or unique resistance profiles are sorely needed in the fight against HIV. Constant innovation, in terms of efficacy, side effect profile and dosing are occurring. Current research and development for HIV is focused on adjunctive therapy, which when combined with existing HAART (Highly Active Anti-Retroviral Therapy) regimens reduce side effects, enhance the efficacy of existing treatments and delay the progression of the HIV virus.

The majority of these therapies are currently in clinical trials in late stage patients, where existing HAART regimens fail, due to a build-up of drug resistance and a worsening of immune response. Choosing a proper salvage therapy remains a vexing problem in HIV treatment, particularly for patients that have failed multiple Protease Inhibitors (PIs). It is likely that salvage therapy will become more prominent as currently treated HIV infected patients develop resistance.

The general thrust of HIV and AIDS therapy has been to attempt to kill the virus through treatment with classes of drugs known as synthetic nucleosides and protease inhibitors. However, this treatment method has been problematic for two primary reasons: 1) the virus can mutate to avoid the attack, rendering the drugs ineffective, and 2) some patients have problems tolerating the drugs. Our therapy is less toxic and it has been used by community physicians to treat hundreds of patients with minimal adverse consequences.

Today, there are 19 AIDS drugs on the market. They fall into four general classes: Nucleoside Reverse Transcriptase Inhibitors (NRTIs), Protease Inhibitors (PIs), Entry Inhibitors (EIs); and Non-Nucleoside Reverse Transcriptase Inhibitors (nNRTIs). These drugs are usually used in combinations of three or more to create an effective antiviral therapy. In addition, almost 100 investigational new drug applications (INDs) have been submitted to the U.S. Food and Drug Administration to conduct clinical trials on HIV candidates.

Source: UN AIDS (2003) AIDS epidemic update, December

According to a recently published report by the financial services firm Griffin Securities, the HIV market is expected to triple in size by 2007, growing from $5 billion dollars in sales to over $13 billion in sales by 2007. Growth in the HIV market will continue to be driven by a rapidly growing HIV and AIDS population. In the absence of therapeutic intervention, the vast majority of individuals infected with HIV will ultimately develop AIDS, on average in about 10 years, which has a mortality rate approaching 100%. Experts say that the drugs currently available only extend life, on average, 1.8 years.

The United States Centers for Disease Control estimate that 1 to 1.5 million people are infected with HIV in the United States, and that approximately 384,906 persons in the United States were living with AIDS as of December 2002. During 2002, 35,147 newly discovered cases of HIV infection were reported.

HIV infects other species of mammals but usually does not result in disease in any species except the human species. Accordingly, the virus is called the human immunodeficiency virus. HIV disease is similar to hepatitis, types B and C, in that all of these diseases arise when the body is damaged by white blood cells, or killer cells the immune system generates in response to a viral infection. Our current potential drug, Cytolin, is a monoclonal antibody that blocks one part of the flaw in the human immune system that makes humans especially susceptible to developing acquired immune deficiency syndrome ("AIDS") when infected with HIV.

The human immune system is the human body's primary defense mechanism against disease. It consists of a vast collection of specialized cells and proteins that assist in detecting and destroying foreign organisms and eliminating disease cells. The body's immune defense mechanism is normally able to distinguish between normal cells and those that appear to be foreign to the body by recognizing proteins, or "antigens." In theory, upon recognition of a foreign antigen, the immune system can mount an immune response against the foreign organisms or cells.

Published medical research concerning AIDS has shown that HIV triggers a flaw in the human immune system which leads to its destruction. Specifically, HIV infected patients proliferate a CD8 "killer" cell which goes on a suicide mission, killing off healthy CD4 cells, whether or not they are infected with HIV. This erosion of CD4 cells, the watchdogs of the human immune system, leads to the loss of the immune function. But for this immune system flaw, HIV infection in humans might resemble infection in other species, such as large cats and higher primates, which, when infected with HIV, do not experience a self-destruction of their immune systems.

Sources: Zarling JM, Ledbetter JA, Sias J, et al: HIV-infected humans, but not chimpanzees, have circulating cytotoxic T- Lymphocytes that lyse uninfected CD4+ cells. J Immunol 1990;144:2992-98

Adelman L. Woofsy D: T-cell homeostasis: implications in HIV infection. J Acquir Immune Defic Syndr 1993; 6: 144-152

Allen AD, Mathisen, GE, Glover N, Au J: Immunization against the HIV-associated anti-self, anti-CD4 cytotoxic T lymphocyte., AIDS 1993;7:1130.

Allen AD, Mathisen GE, Leader W, et al: T-cell homeostasis in HIV infection: new evidence. J Acquir Immune Defic Syndr 1994;7:627-32


Our potential  drug,  Cytolin,  was developed by our president,  Mr. Allen,  who compares the behavior of HIV to the hepatitis B or C virus. When people are infected with the hepatitis B or C virus, their liver becomes coated with intercellular adhesion molecules. The killer cells of the human immune system that respond to the infection are covered with lymphocyte function antigen-1. As a result, the killer cells stick to the liver cells themselves and often destroy them. The leading treatment for hepatitis is a naturally occurring protein called interferon-alpha. This product removes the intercellular adhesion molecules from the liver so the killer cells of the immune system do not destroy it.

A similar process occurs with HIV, except that the CD4 cells of the immune system are indiscriminately destroyed by the killer cells of the immune system. Left with a paucity of CD4 cells, a person becomes susceptible to certain cancers and other infections that normally would not prove to be fatal in a person with an adequate amount of CD4 cells. This is the condition known as AIDS. What scientists such as Joyce Zarling have shown is that animals can carry the HIV infection without becoming ill, because the killer cells of the immune system do not destroy the CD4 cells.

Mr. Allen has identified a family of monoclonal antibodies that protect the CD4 cells from the killer cells of the immune system in people infected with HIV. This is similar to the manner in which interferon-alpha protects the liver from killer cells in people infected with the hepatitis virus. Allen's portfolio of U.S. and foreign patents covers the use of these antibodies for treating HIV disease. This is opposed to current antiviral treatments for HIV infection because the antibodies do not kill HIV. An advantage of the antibodies is that the virus cannot become resistant to the antibodies because the antibodies have no direct effect on the virus itself. This development of resistance has been identified as one of several problems associated with current treatments for AIDS. According to Edwin Bayrd, Executive Director of the UCLA AIDS Institute, "It's very important to understand that the treatment of HIV infection is problematic, hugely expensive, meets with only limited success and cannot yet cure anybody."

Rather than trying to kill the virus, as most conventional methods of combating HIV and AIDS do, an effort can be made to prevent the immune system from succumbing to its long war of attrition with the virus. Chimpanzees, in fact, do this naturally. Although chimpanzees can be infected with HIV just as easily as humans, the infection does not appear to result in the development of AIDS in chimpanzees.


Potential drugs
Cytolin

CytoDyn owns the license to a number of unique, patented methods for the development of drug platforms which have been studied as a treatment for disease associated with the Human Immunodeficiency Virus (HIV.) The lead drug candidate, Cytolin, is based upon a monoclonal antibody which protects CD4 cells from being destroyed by killer cells of the immune system, thus preventing the weakening of the immune system.

The treatment now being developed by us is based on a large body of literature that has been recently published in the peer review journals. This is relatively new information and is therefore different from what doctors were taught only a few years ago. Mr. Allen's idea, in developing Cytolin, was to inject an antibody into a patient's bloodstream to arrest the CD8 suicide cell and prevent it from killing off healthy CD4 cells. This approach offered certain solutions to the problems previously associated with the other therapies. First, it functions independently of and invisibly to the virus or its mutations. It simply compensates for the flawed response, leaving the immune system to handle the virus more effectively itself. Second, the antibody is not by nature a toxic substance. It does not produce the side effects associated with other drug therapies. Like all proteins, however, it can produce a serious allergic reaction, which has been seen in less than 4% of all patients who have been treated with Cytolin.

In 1993, a small group of scientists and doctors treated six HIV infected patients with the antibody Cytolin. Blood and skin tests on these patients demonstrated that the antibody was producing reductions in viral load and improvements in the immune function of each patient. This study was published in the peer review journal Medical Hypothesis. Based on the study and the underlying science, Mr. Allen obtained a patent for the use of the Cytolin antibody to treat HIV disease and a broader patent covering many such agents for treating HIV or AIDS.

In 1994, a group of AIDS patients, along with their families and friends, invested US $1.2 million to form CytoDyn's predecessor. This capital was used to develop a commercial method of manufacturing Cytolin and to design a clinical trial, all with the oversight of the FDA for fast-track development.

Meanwhile, some AIDS doctors began using Cytolin on their own initiative. Licensed physicians in the U.S. can write a prescription to a pharmacy to compound drugs for their own use, provided their State has licensed the pharmacy as one equipped to compound potential drugs. (Originally, this was all that pharmacies did; hence, the mortar and pestle that is their trademark.) During 1995 through 1997, something on the order of 300 AIDS patients were treated with Cytolin with apparently good results. Four of the doctors using Cytolin allowed CytoDyn's predecessor to send in an independent IRB (Institutional Review Board) to inspect the medical records of the patients treated with Cytolin. This allowed the IRB to send data to the FDA demonstrating safety and apparent benefits for 188 patients treated over 18 months.

In 2002, Symbion Research International, a contract research organization, successfully completed a Phase 1a/b clinical trial of Cytolin. The data from this study replicated the earlier encouraging results from clinical practice. However, certain practices by the previous licensee of CytoDyn's predecessor may or may not delay progression to Phase 2 for purely legal reasons.

Data from clinical trials of Cytolin and feedback from individual doctors has provided preliminary evidence that the treatment is a safe and effective for treating HIV and AIDS. We intend to seek FDA approval for Cytolin as a treatment methodology for certain patients suffering from HIV/AIDS. If approval is obtained, we intend to market Cytolin by entering into license agreements with various manufacturers and distributors. This process will require years of clinical research.

Positive Data

Preliminary data from clinical experience with Cytolin shows an increase in CD4 T cells and a marked improvement in a skin condition known as cutaneous anergy. An improvement in this skin condition reflects an improvement in cell-mediated immunity. This suggests that patients might be somewhat less susceptible to the opportunistic infections and cancers that define AIDS. The improvement in cutaneous anergy was sometimes accompanied by a marked improvement in HIV-related skin diseases, such as hard-to-treat fungal infections, and warts, such as molluscum contagiosum. There was also a drop in viral burden, even in patients on long-term antiviral therapy. However, this is an indirect effect of Cytolin, which has no direct effect on HIV. The reduction in viral burden reflects an improvement in the patient's natural defenses.

Although Cytolin controls the patents on using Cytolin as an HIV therapy, any qualified pharmacy or laboratory can make up small quantities in conjunction with a doctor for use in his or her own office. Four physicians in California agreed to let an independent IRB inspect their medical records so that we could transmit the physicians' data to the FDA. Those data demonstrate that Cytolin has been used safely in 188 patients with AIDS and HIV disease for 18 months. According to these data, for 25% of the patients for whom viral load data were available, Cytolin produced average viral load reductions of .3 log. These results held true for both patients who had used Cytolin alone and for patients who had used other therapies as well.


Adverse Data

According to the data, about 4% of the patients experienced a potentially serious allergic reaction to Cytolin. There are three side effects we would expect to see when any protein is injected into a person, and all three have been occasionally observed in patients treated with Cytolin. These side effects, in ascending order of seriousness, are the following:

Protein Sickness. This refers to a very brief pain in the lower back that occurs during or soon after the injection. The pain is usually mild to moderate but may be severe. The cause is not known but it is conjectured that the pain is caused by a spasm in the blood vessels that supply the kidneys. There is no known danger or lasting damage. Most patients who experience this pain believe that they strained a muscle in their lower back when getting off the examining table or when getting into their car after the doctor's visit.
Serum Sickness. This refers to flu-like symptoms that may last for several hours. Physicians familiar with this reaction report that it can be treated, or even prevented, by taking an over-the-counter brand of ibuprofen (Advil for instance).

Allergic Reaction. This is a potentially serious reaction. In its most severe form, the anaphylactic reaction, it can be life-threatening if not treated promptly. During 700 injections of Cytolin, there were seven allergic reactions that required prompt treatment, a 1% incidence. Because of limited treatment options, some doctors continued to treat patients with Cytolin even though they were allergic to it. These patients were first inject with Benadryl to help prevent an allergic reaction. Epinephrine (the treatment for an anaphylactic reaction) was administered immediately if the symptoms of an allergic reaction appeared. As of this writing, we know of no patient who was permanently harmed by an allergic reaction to Cytolin. However, this could occur in the future if many more patients are treated with Cytolin.

Cytolin can only be administered by a physician in an appropriate clinical setting.

Additional Data

One of the independent doctors, Tim Hillis, M.D., conducted a detailed analysis of the records of 50 patients on the therapy. In the very sickest of these patients, those with late stage AIDS, he determined that 95% would have been expected to die within a 12 month period. However, after over 18 months of treatment with Cytolin, 50% of those patients remained alive. He also found improvement in specific illnesses such as molluscum, or viral skin warts that are common to HIV infected individuals, a condition which can be disfiguring, and for which no effective treatment exists. Of the doctor's very sickest patients, 57% had this disease. Half of the patients' health greatly improved and half remained approximately the same. It would be expected that either no change would occur in these patients or they would have experienced a worsening of their condition. The improvements, however, in these patients' condition, management believes, are the result of an enhanced immune function. It was also noted that the therapy was even more effective in healthier patients. The report concluded that Cytolin was safe, well tolerated and had demonstrated benefits in many patients' health. However, because this was not a study which restricted patients to the use of Cytolin alone, it is not possible to isolate conclusively Cytolin's effect from that of other drug therapies that were used. Moreover, when used by a significant number of patients as an exclusive therapy, Cytolin did produce substantial reductions in viral load. These drops in viral load alone did not prevent several of the patients using Cytolin as a monotherapy from progressing clinically, demonstrating that patients should be using these therapies in combination.

Manufacturing Process

Antibodies are produced in a process similar to that of making wine. A seed or "clone" is planted to grow a cell-bank. The cell is then used to grow a crop of cell. Cells are harvested from the cell bank and then fermented or otherwise processed to make raw antibodies. Finally, the raw antibodies are purified and vialed using an FDA approved method

Other Potential Drugs

As of this writing, and under bilateral non-disclosure agreements, CytoDyn is in discussions with another development stage biotech company for the joint development of drugs to treat neuropsychiatric diseases and/or disorders. If and when our discussions are successful, a joint public announcement will be made. However, there is no guarantee that any joint development will be undertaken or that any patents will be issued. Even if patents are issued, there is no guarantee that the other potential drugs can be successfully developed and taken to market.

The patents licensed by us cover the use of certain antibodies to treat HIV disease. We do not own the clone necessary for manufacturing Cytolin, which would have to be licensed. Other clones for manufacturing antibodies covered by licensed patents are in the public domain. If we cannot obtain the necessary clones, we may not be able to manufacture our potential HIV treatment.


Production Facility

We will outsource all or some of the manufacturing to plants which meet GMP (Good Manufacturing Practice) standards. GMP is a pre- requisite for all drugs, regardless of their classification. In order to be certain that we are in compliance throughout all the levels of the manufacturing process, periodic reviews will be performed on the manufacturing facilities.


Product Liability Insurance

The testing, marketing and sale of therapeutic products for use in humans entail an inherent risk of allegations of product liability, and there can be no assurance that product liability claims will not be asserted against us. We have not obtained product liability insurance, and there can be no assurance that we will be able to obtain insurance coverage in the future on acceptable terms or that any claims against us will not exceed the amount of such coverage.

Government Regulation

The production and marketing of therapeutic products for use in humans and related research and development activities are subject to regulation by numerous governmental authorities in the United States and other countries. In the United States, such products and research are subject to FDA review for safety and efficacy. The Federal Food, Drug and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, approval, advertising and promotion of drugs. Noncompliance with applicable requirements can result in criminal prosecution and fines, recall or seizure of potential drugs, total or partial suspension of production, refusal of the government to approve Biological License Applications ("BLAs"), Product License Applications ("PLAs"), New Drug Applications ("NDAs") or refusal to allow us to enter into supply contracts. The FDA also has the authority to revoke product licenses and establishment licenses previously granted.

In order to obtain FDA approval to market a new biological or pharmaceutical product, we must submit proof of product safety, purity, potency and efficacy, and reliable manufacturing capability, which will require us to conduct extensive laboratory, preclinical and clinical tests. This testing, as well as preparation and processing of necessary applications, is expensive, time-consuming and often takes several years to complete. There is no assurance that the FDA will act favorably in making such reviews. We may encounter significant difficulties or costs in our efforts to obtain FDA approvals, which could delay or preclude us from marketing any potential drugs that we may develop. The FDA may also require post marketing testing and surveillance to monitor the effects of marketed products or place conditions on approvals that could restrict the commercial applications of products. Product approvals may be withdrawn if problems occur following initial marketing, such as compliance with regulatory standards is not being maintained. With respect to patented potential drugs or technologies, delays imposed by governmental marketing approval processes may materially reduce the period during which we will have the exclusive right to exploit patented potential drugs or technologies. Refusals or delays in the regulatory process in one country may make it more difficult and time consuming for us to obtain marketing approvals in other countries.

The FDA approval process for a new biological or pharmaceutical product involves completion of preclinical studies and the submission of the results of these studies to the FDA in an Initial New Drug application, which must be approved before human clinical trials may be conducted. The results of preclinical and clinical studies on biological or pharmaceutical products are submitted to the FDA in the form of a BLA, PLA or NDA for approval to commence commercial sales. In responding to a BLA, PLA or NDA, the FDA may require additional testing or information, or may deny the application. In addition to obtaining FDA approval for each biological or chemical product, an Establishment License Application ("ELA") must be filed and the FDA must inspect and license the manufacturing facilities for each product. Product sales may commence only when both BLA/ PLA/ NDA and ELA are approved. In certain instances in which a treatment for a rare disease or condition is concerned, the manufacturer may request the FDA to grant the drug product Orphan Drug status for a particular use. In this event, the developer of the drug may request grants from the government to defray the costs of certain expenses related to the clinical testing of such drug and be entitled to marketing exclusivity and certain tax credits. We may seek Orphan Drug designation in the future for proposed potential drugs. If these potential drugs are the first such potential drugs approved, we may be entitled to seven year marketing exclusivity in the U.S. for these potential drugs once regulatory approval has been obtained. The seven year period of exclusivity applies only to the particular drug for the rare disease or condition for which the FDA has designated the product an Orphan Drug. Therefore, another manufacturer could obtain approval of the same drug for an indication other than ours or could seek Orphan Drug status for a different drug for the same indication.

Sales of biological and pharmaceutical potential products outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Whether or not FDA approval has been obtained, approval of a product by a comparable regulatory authority of a foreign country must generally be obtained prior to the commencement of marketing in that country.

Our contract manufacturers will also subject to regulation by the Occupational Safety and Health Administration ("OSHA") and the Environmental Protection Agency ("EPA") and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. Properties

We have recently relocated our principal offices to 200 West De Vargas St., Suite 1, Santa Fe, NM 87501. Management believes the office space is adequate for our needs and it is adequately insured.


Patents

Patents which have been licensed to the company, are as follows:

U.S. Patent No.s 5424066 ("Method for increasing CD4+ cell numbers through the use of monoclonal antibodies directed against self-reactive, CD4 specific cytotoxic T-cells,") 5651970 ("Method for inhibiting disease associated with the Human Immunodeficiency Virus through the use of monoclonal antibodies directed against anti-self cytotoxic T-lymphocytes or their lytics",) and 6534057 ("Method for increasing the delayed-type hypersenstivity response by infusing LFA-1-specific antibodies"), and foreign counterparts.

CytoDyn owns the registered trademarks, CytoDyn and Cytolin, and a related trademark symbol.

Competition

The pharmaceutical industry is an expanding and rapidly changing industry characterized by intense competition. CytoDyn will compete with other more established biotechnology companies with greater financial resources than us. Our potential competitors include entities that develop and produce therapeutic agents for treatment of human and animal disease. These include numerous public and private academic and research organizations and pharmaceutical and biotechnology companies pursuing production of, among other things, biologics from cell cultures, genetically engineered drugs and natural and chemically synthesized drugs. Almost all of these potential competitors have substantially greater capital resources, research and development capabilities, manufacturing and marketing resources and experience than CytoDyn. Our competitors may succeed in developing potential drugs or processes that are more effective or less costly than any that may be developed by CytoDyn, or that gain regulatory approval prior to our potential drugs. Worldwide, there are many antiviral drugs for treating HIV and AIDS. In seeking to manufacture, distribute and market the various potential drugs we intend to develop, we face competition from established pharmaceutical companies. All of our potential competitors in this field have considerably greater financial and personnel resources than we possess. Also, based on the premise that HIV patients lose their CD4 cells because of the way some white blood cells stick together in people infected with the virus, Johns Hopkins Medical School owns patents on specific antibodies which are believed to prevent the clumping of white blood cells, which is known as syncytia. It is possible that these antibodies may be licensed by Johns Hopkins and marketed in competition with Cytolin. CytoDyn also expects that the number of its competitors and potential competitors will increase as more potential drugs receive commercial marketing approvals from the FDA or analogous foreign regulatory agencies. Any of these competitors may be more successful than CytoDyn in manufacturing, marketing and distributing its potential drugs. There can be no assurance that CytoDyn will be able to compete successfully.


Employees

We have two full time and employees and one part time employee, engaged in management and product development. CytoDyn is severely understaffed and will expand its employee force upon completion of this offering. There can be no assurance we will be able to locate or secure suit able employees upon acceptable terms in the future.


Legal Proceedings

Allen D. Allen and CytoDyn of New Mexico, Inc. had previously licensed the CytoDyn patents and trademarks to Amerimmune Pharmaceuticals, Inc. This license was attached as Document 2 to the annual report on Form 10SB, filed by Amerimmune with the Securities and Exchange Commission on June 29, 2000. The license terminated under its own terms (paragraph 11.2 thereof) on August 14, 2001 when Amerimmune filed a quarterly report on Form 10Q with the Securities and Exchange Commission, indicating that it would not abide by paragraph 6, page 8 of the license agreement. This provision of the license is required by federal law. Amerimmune's C.E.O., Rex H. Lewis, subsequently filed for bankruptcy protection for Amerimmune in the U.S. Bankruptcy Court in Las Vegas, Nevada, and claimed therein that Amerimmune not only owned the rights it had abandoned under the license, but also the major assets of its key vendors. After resigning as an officer and director of Amerimmune, Lewis then attempted to by all such property rights and other property allegedly owned by Amerimmune for the sum of $10,000. This transaction was rejected by the Bankruptcy Court and the Chapter 7 bankruptcy case was dismissed by the U.S. Trustee. Further adverse action and harassment by Mr. Lewis against CytoDyn and its assets are possible, but records of the U.S. Patent and Trademark Office currently show that the patents are owned by Allen D. Allen, the trademarks are owned by CytoDyn, and they are unencumbered by any assignment. Our predecessor in interest, CytoDyn of New Mexico, Inc., has brought a lawsuit in Los Angeles Superior Court against Ammerimune's former officers and directors and we have been substituted in as the plaintiff. Rex Lewis has filed a counterclaim against our predecessor's officers and directors and our Los Angeles litigator, who has taken the case on a partial contingency fee basis, believes this is retaliatory and a frivolous defense strategy.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


                                    GENERAL

Since inception, CytoDyn, a development stage company, has been engaged almost exclusively in research and development activities focused on developing biologics for the treatment of human and animal diseases. CytoDyn has not yet commenced any significant product commercialization and, until such time as it does, will not generate significant product revenues. CytoDyn has incurred significant operating losses since its inception resulting in an accumulated deficit of $207,954 at February 29, 2004, and such losses are expected to continue for the foreseeable future and until such time, if ever, as CytoDyn is able to attain sales levels sufficient to support its operations.



                               PLAN OF OPERATIONS

CytoDyn, Inc. is a development-stage company that plans to develop therapeutic agents for use against disease associated with HIV using licensed patented technology. We intend to develop and obtain FDA approval for the use of monoclonal antibodies to treat patients with HIV by protecting the cells of the body's immune system that are otherwise killed by the disease. No revenues have been derived from our licensed technology, but Phase I clinical trials have been conducted with promising outcomes. We plan to continue clinical trials during the next 12 months and thereafter as necessary. We plan to outsource the manufacturing of the antibodies, as we do not have, and do not plan to have, our own manufacturing facilities.

Strategy for Commercial Development

Our strategy is to raise sufficient capital to support any Phase I and II clinical trials. Initial capital to support this strategy will be raised in private placements of our securities, followed by offerings of registered shares. After our initial offering of registered shares, we intend to seek to establish a market of our securities on an established quotation system, such as the NASD over-the-counter bulletin board, which we feel will enable us to reach a wider base of investors who invest only in marketable securities. Each round of financing will be priced to incorporate any increased company valuation as it progresses through the trials estimated to take 24 months. After the completion of Phase I and II clinical trials, we intend to raise capital to fund final Phase III trials and concomitant product "rollout" and/or licensing deals or partnerships with one or more established pharmaceutical firms.


We anticipate that the funds raised in this offering will satisfy our cash requirements through May 2005, when additional financing will once again be required, the amount of which will depend on the status of our operations.


                       CONTROLS EVALUATION BY MANAGEMENT

As required by Rule 13a-15 under the Exchange Act, within the 90 days prior to the filing date of this report, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures over financial reporting. This evaluation was carried out under the supervision and with the participation of our management, including our President, Chief Executive Officer and Chief Financial Officer. Based upon that evaluation, our President, Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective.

There have been no significant changes in our internal controls or in other factors, which could significantly affect internal controls subsequent to the date we carried out our evaluation.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer as appropriate, to allow timely decisions regarding required disclosure.

                                   MANAGEMENT

The members of the Board of directors of CytoDyn serve until the next annual meeting of stockholders, or until their successors have been elected.

The officers serve at the pleasure of the Board of directors. Directors serve a term of one year, or until the following annual meeting of shareholders, whichever period is longer.

The current executive officers, key employees and directors of CytoDyn are as follows:


     Name                          Age               Position
--------------                  ---------         ----------------
Allen D. Allen                     67           Chief Executive Officer,
                                                Chairman, Board of Directors

Wellington A. Ewen                 64           Chief Financial Officer

Corinne Allen                      36           Secretary/Treasurer, Vice
                                                President

Ronald J. Tropp, Esq.              60           Director

Daniel M. Strickland, MD           59           Director

Peggy J. Pence, PhD.               54           Director

Allen D. Allen. Mr. Allen is the Chief Executive Officer and Chairman of the Board of Directors, since October 2003. Prior to that, he was the Chairman of the Board of Directors and Chief Executive Officer of CytoDyn of New Mexico, Inc., since its inception in 1994. Mr. Allen began his career as a theoretical physicist and used his knowledge of science to contribute to the field of neuroimmunology at its very inception during the Korean War. Over the past thirty years, he has published numerous papers in the peer review science and medical journals, and received a national award in aeronautics. He has also served as an investigator on clinical research sponsored by major pharmaceutical companies, such as Ortho Biotech (Johnson & Johnson, and Sanofi-Winthrop. Mr. Allen invented and patented the family of HIV/AIDS therapies licensed to CytoDyn. During our start-up phase of operations, he also serves as President and Chief Executive Officer. He is a member of the American Physical Society and the American Federation of Scientists, a life member of the Institute of Electrical and Electronics Engineers, and a founding member of the Editorial Board of Physics Essays.

Wellington A. Ewen, CPA, MBA, Chief Financial Officer, received his BS and MBA from Cornell University. Over the past 10 years, Mr. Ewen has served as a financial and accounting officer for several development stage pharmaceutical companies and has extensive experience in meeting the challenges of the industry. He has also served as a senior manager at PriceWaterHouseCoopers in Los Angeles, California. Mr. Ewen is currently licensed as a CPA in Oregon and was previously licensed as a CPA in California and New York.


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

Corinne E. Allen. Ms. Allen, a graduate of California State University Northridge is the Secretary, Treasurer, Director and Vice President, of the company since October, 2003. Prior to that, she served as Secretary, Treasurer, of CytoDyn of New Mexico, Inc., since April, 1995 and as Director since July, 1994. Ms. Allen was recently employed as a senior manager at Deloitte & Touche, and has 17 years experience in the accounting industry. Ms. Allen received a B.S. in Business Administration with a specialty in Accounting Theory and Practice from C.S.U.N. in 1992. She has been a certified public accountant since November, 1995. Ms. Allen is the daughter of Allen D. Allen.

Ronald J. Tropp, Esq. Mr. Tropp is an attorney admitted to practice in New York and California. He is a graduate of Swarthmore College and the University of Wisconsin at Madison Law School. He has been a Director of the company since October, 2003, and, prior to that time, served as Director for CytoDyn of New Mexico, Inc. He is an attorney, admitted to practice in New York and California. He has practiced entertainment and transactional law for over 25 years and has been representing CytoDyn of New Mexico, Inc. since the Fall of 1999.
Previously,  he served as  corporate  counsel and  director  for  Pacific  Coast
Medical  Enterprises,   which  owned  five  acute  care  hospitals  in  Southern
California.

Daniel M. Strickland, MD. Dr. Strickland has been a Director of the company since October, 2003, and, prior to that time, served as a Director of CytoDyn of New Mexico, Inc. Dr. Strickland served as a nuclear engineer for the U.S. Air Force before he became a physician. He received his BS degree in physics from the University of Georgia, his MS in Nuclear Engineering from the Air Force Institute of Technology, and his MD from the Medical College of Georgia. From 1986 through 1989, Dr. Strickland served as Clinical Associate Professor at the University of Texas Health Science Center in San Antonio, Texas. He also served as Flight Surgeon at the School of Aerospace Medicine at Brooks Air Force Base, Texas in 1977. Dr. Strickland is board certified by the National Board of Medical Examiners. He received training designations from the American College of Surgeons, and the American Heart Association for Advanced Trauma Life Support and Advanced Cardiac Life Support. In 1988 and 1989 he served on the Membership Committee of the Alamo Chapter of Sigma Xi, the Scientific Research Society. Dr. Strickland also belongs to Sigma Delta Chi, the Society of Professional Journalists. He holds U.S. patent No. 3,909,624 for a Split-Ring Marx Generator Grading.

Peggy C. Pence, PhD. Dr. Pence, a graduate of Louisiana Tech and Indiana University, has been a Director of the company since October, 2003. Dr. Pence has 30 years of experience in the research and development of traditional pharmaceutical and biotechnology-derived potential drugs and medical devices, and served 13 years of this time in the employ of Eli Lilly and Company. Dr. Pence has served in management positions at emerging biotechnology companies, including Serono Laboratories, Triton Biosciences (acquired by Berlex Laboratories, Inc.), and Amgen. In 1992 Dr. Pence founded Symbion Research International, the CRO (Contract Research Organization) that conducted the successful phase 1 study of Cytolin.


                             EXECUTIVE COMPENSATION

The following table sets forth for the period ended May 29, 2004 compensation paid or agreed to be paid by CytoDyn to its Chairman of the Board, and Chief
Executive Officer and our Secretary/Chief Financial Officer.


                           SUMMARY COMPENSATION TABLE


                           Annual Compensation                         Long-term Compensation
                           -------------------                 ------------------------------------

                                                               Restricted   Securities
Name and                                        Other Annual   stock        Underlying      LTIP      All other
Principal Position           Salary    Bonus    Compensation   Awards       Options/SAR's   Payouts   compensation
-----------------------     -------   -------   ------------   ----------   -------------   -------   ------------
Allen D. Allen  (2004)
Chief Executive Officer
and Chairman                $98,000        --           --           --              --          --           --

Corinne Allen   (2004)
Secretary/Treasurer
Vice President              $50,000        --           --           --              --          --           --

Wellington A Ewen (2004)
Chief Financial Officer          --        --           --           --         150,000          --           --

------------------------------------------------------------------------------------------------------------------


*Mr. James Wiegand earned a total compensation of $45,000 from inception through 2003, for consulting services.

                                   STOCK PLANS

We have a stock option plan for our Chief Financial Officer, Wellington Ewen, on an earned basis. He will earn 50,000 shares with an exercise price of .$50 per share in the first year, 50,000 shares with an exercise price of $1.00 in the second year and 50,000 shares with an exercise price of $1.50 in the third year. We do not have any other stock option or stock compensation plans in force at this time.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information as of the date of this Prospectus and as adjusted to reflect the sale of 250,000 shares offered hereby, based upon information obtained from the persons named below, relating to the beneficial ownership of shares of Common Stock by each person known to CytoDyn to own five percent or more of the outstanding Common Stock, each director of CytoDyn and all officers and directors of CytoDyn as a group.

                               Shares           Percent       Percent
Name and Address               Beneficially     Before        After
of Beneficial Owner            Owned            Offering      Offering
-------------------            -----            --------      --------

Allen D. Allen                  2,118,515        26.2%         25.2%
4236 Longridge Ave. #302
Studio City, CA  91604

Corinne Allen                   1,736,335        21.5%         20.6%
200 W. Devargas Street
Suite 1
Santa Fe, NM  87501


Daniel M. Strickland, MD.           8,476        .001%         .001%
P.O. Box 10
Lansing, NC  28643

Peggy C. Pence, PhD.                    0           0%            0%
29219 Canwood Street, Suite 100
Agoura Hills, CA  91301

Ronald J. Tropp                         0           0%            0%
20222 Oxnard St.
Woodland Hills, CA  91367

James B. Wiegand                  400,000           5%          4.7%
16200 WCR 18E
Loveland, CO  80531

All officers and directors      3,863,326        47.8%           46%
as a group

--------
** A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Prospectus have been exercised. Except as otherwise indicated, CytoDyn believes that each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned.


                              CERTAIN TRANSACTIONS

On May 3, 2002, we issued 800,000 shares of common stock to our former president, James B. Wiegand, at .001 per share, in exchange for services valued at $8,000. Mr. Wiegand is a sophisticated person who had superior access to all corporate and financial information. The issuance was done in reliance upon
Section 4(2) of the Securities Act.

In October 2003, pursuant to the Acquisition Agreement between CytoDyn and CytoDyn of New Mexico, Inc., we issued a total of 5,362,640 post-reverse split shares of the common stock at a price of .01 per share, for a total of 53,264, to CytoDyn of New Mexico, Inc., a corporation whose shareholders include Allen
D. Allen and Corinne Allen, in exchange for $10,000 cash and the trademarks CytoDyn and Cytolin, as well as a related registered trademark symbol, and the assignment of that certain patent license agreement dated July 1, 1994 by and between Allen D. Allen and CytoDyn of New Mexico, Inc., which license covers U.S. Patent No.s 5424066 ("Method for increasing CD4+ cell numbers through the use of monoclonal antibodies directed against self-reactive, CD4 specific cytotoxic T-cells,") 5651970 ("Method for inhibiting disease associated with the Human Immunodeficiency Virus through the use of monoclonal antibodies directed against anti-self cytotoxic T-lymphocytes or their lytics",) and 6534057 ("Method for increasing the delayed-type hypersensitivity response by infusing LFA-1-specific antibodies"). The issuance was made to sophisticated persons who had access to all corporate and financial information, in reliance upon Section 4(2) of the Securities Act. As part of the Acquisition Agreement, we also assumed $161,578 in liabilities, including $61,694 owed to Allen D. Allen and Corinne Allen.

From October 2002 through October 2003, we paid rent to Amery Coast Corporation, a corporation under control of affiliate James B. Wiegand, and paid rent to Mr. Wiegand at the rate of $100 per month.

In October 2003, Allen D. Allen advanced us the sum of $10,000. The advance does not bear interest and is payable on demand.

On October 28, 2003 we issued a promissory note to our former  president,  James
B. Wiegand in the principal amount of $30,000, to compensate Mr. Wiegand for services rendered. The note bears interest at the rate of 5% per annum and was paid in full in February 2004.

On December 26, 2003, Corinne Allen advanced us the sum of $50,000 for working capital. The advance does not bear interest and is payable on demand. We repaid in the advance in February 2004.

In February 2004, we issued 16,667 shares to our Executive Vice President, Brian McMahon, at a price of $0.30 per share, for a total of $5,000, to repay Mr. McMahon for a $5,000 debt, in reliance upon Section 4(2) of the Securities Act.


                          DESCRIPTION OF COMMON STOCK

CytoDyn is authorized to issue 20,000,000 shares of Common Stock, no par value, and 5,000,000 shares of preferred stock at no par value. As of the date of this Prospectus, there are 8,069,307 shares of common stock outstanding which are held by 134 holders of record.

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors in its discretion, out of funds legally available therefore. In the event of liquidation, dissolution or winding up of CytoDyn, the holders of Common Stock are entitled to share ratably in the assets of CytoDyn, if any, legally available for distribution to them after payment of debts and liabilities of CytoDyn and after provision has been made for each class of stock, if any, having liquidation preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.


                          TRANSFER AGENT AND REGISTRAR

Standard Registrar and Transfer of 673 Bluebird Lane NE, Albuquerque, New Mexico 87122, acts as our transfer agent.

                            REPORTS TO SHAREHOLDERS

CytoDyn is a reporting company, pursuant to Section 12(g) of the Exchange Act, and is required to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.

                        SHARES ELIGIBLE FOR FUTURE SALE

Upon the consummation of this offering, CytoDyn will have 8,069,307 shares of common stock outstanding. These shares will be tradable without restriction or further registration under the Securities Act. Of the 8,069,307 shares of common stock outstanding as of the date of this Prospectus , 8,399,307 are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were acquired by the shareholders of CytoDyn in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. Of such 8,399,307 restricted shares of Common Stock, an aggregate of 890,000 shares are immediately eligible for sale, without registration, under Rule 144.

In general, under Rule 144 as currently in effect, any person or persons whose shares are aggregated who has beneficially owned restricted shares for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates will be subject to the provisions of Rule 144, except that the holding period requirement does not apply to sales by affiliates of shares which are not restricted securities. A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted shares for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that market sales of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair our ability to raise capital through the sale of its equity securities.


                              PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in states in the States of California, New Mexico and Colorado. The offering is self underwritten by CytoDyn, which offers the Shares directly to investors through officers and directors, who will offer the Shares by prospectus, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in us. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

 The offering of the Shares shall terminate 12 months after the date of this prospectus, when all shares have been sold, or upon the order of the board of directors.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.


                                 LEGAL MATTERS

The legality of the Common Stock offered hereby will be passed upon for CytoDyn by Kenneth G. Eade, of Santa Barbara, California. Mr. Eade will receive 80,000 shares of common stock as part of his compensation for services.

                                    EXPERTS


The financial statements of CytoDyn inception on May 2, 2002 up to and including May 31, 2003, appearing in this Prospectus and Registration Statement have been audited by Cordovano and Honeck, LP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

CytoDyn has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus, filed as a part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to CytoDyn and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at the Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60601-2511, and at the New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Commission's Public Reference Section upon payment of prescribed fees. Electronic registration statements made through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to the applicable document filed with the Commission.

                                  CYTODYN, INC.
                           A DEVELOPMENT STAGE COMPANY
                          INDEX TO FINANCIAL STATEMENTS

The financial statements of Rexray Corporation for the fiscal year ended May 31, 2003 and from inception to May 31, 2003, have been audited by our independent accountants. The interim statements for the period ended February 29, 2004 are prepared by management, and are not audited. They have been reviewed by our independent accountant and included in our quarterly report on Form 10QSB.

                                                                   Page
                                                                   ----

Report of Independent Auditors  .............................      F-2

Balance Sheet of Rexray Corporation at May 31, 2003 .........      F-3

Statements of Operations at May 31, 2003 ....................      F-4

Statements of Cash Flows at May 31, 2003 ....................      F-5

Statements of Shareholder's Equity at May 31, 2003 ..........      F-6

Notes to Financial Statements at May 31, 2003 ...............      F-7

Interim Balance Sheet of CytoDyn, Inc. at
 February 29, 2004 (unaudited) ..............................      F-11

Interim Statements of Operations at
 February 29, 2004 (unaudited) ..............................      F-12

Interim Statements of Cash Flows at
  February 29, 2004 (unaudited) .............................      F-13

Interim Statements of Shareholder's Equity at
 February 29, 2004 (unaudited) ..............................      F-14

Interim Notes to Financial Statements at
 February 29, 2004 (unaudited) ..............................      F-15

Report of Independent Auditors


To the Board of Directors and Shareholders
Rexray Corporation:


We have audited the accompanying balance sheet of Rexray Corporation (a development stage company) as of May 31, 2003, and the related statements of operations, changes in shareholders' equity, and cash flows for the year ended May 31, 2003, the period from May 2, 2002 (inception) through May 31, 2002, and the period from May 2, 2002 (inception) through May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rexray Corporation as of May 31, 2003, and the results of its operations and its cash flows for the year ended May 31, 2003, the period from May 2, 2002 (inception) through May 31, 2002, and the period from May 2, 2002 (inception) through May 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Cordovano and Harvey, P.C.
------------------------------
Cordovano and Harvey, P.C.
Denver, Colorado

July 29, 2003

                               REXRAY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                  MAY 31, 2003

                                     Assets

Cash ......................................................   $     76
                                                              ========

                      Liabilities and Shareholders' Deficit

Liabilities:
    Accounts payable and accrued liabilities ..............   $  1,500
                                                              --------
                  Total liabilities .......................      1,500
                                                              --------

Shareholders' deficit (Notes 2 and 3):
    Preferred stock, no par value; 5,000,000
       shares authorized, -0- shares issued
       and outstanding ....................................         --
    Common stock, no par value; 20,000,000
       shares authorized, 1,180,000 shares
       issued and outstanding .............................     11,800
    Additional paid-in capital ............................      5,415
    Deficit accumulated during development stage ..........    (18,639)
                                                              --------
                  Total shareholders' deficit .............     (1,424)
                                                              --------

                                                              $     76
                                                              ========




                 See accompanying notes to financial statements


                               REXRAY CORPORATION
                          (A Development Stage Company)
                            Statements of Operations

                                                                  May 2, 2002    May 2, 2002
                                                                  (Inception)    (Inception)
                                                    Year Ended      Through        Through
                                                      May 31,        May 31,        May 31,
                                                       2003           2002           2003
                                                   -----------    -----------    -----------
Operating expenses:
    Stock-based compensation (Note 2):
       Incorporation and organization services .   $        --    $     8,000    $     8,000
    Contributed services, related party (Note 2)         2,970             --          2,970
    Contributed rent, related party (Note 2) ...           800             --            800
    Rent, related party (Note 2) ...............           400            100            500
    Professional fees ..........................         4,710          1,500          6,210
    Other ......................................            73             86            159
                                                   -----------    -----------    -----------
                  Total operating expenses .....         8,953          9,686         18,639
                                                   -----------    -----------    -----------

                  Loss before income taxes .....        (8,953)        (9,686)       (18,639)

Income tax provision (Note 4) ..................            --             --             --
                                                   -----------    -----------    -----------

                  Net loss .....................   $    (8,953)   $    (9,686)   $   (18,639)
                                                   ===========    ===========    ===========

Basic and diluted loss per share ...............   $     (0.01)   $     (0.01)
                                                   -----------    -----------

Basic and diluted weighted average
    common shares outstanding ..................     1,167,692      1,140,000
                                                   ===========    ===========



                 See accompanying notes to financial statements


                               REXRAY CORPORATION
                          (A Development Stage Company)
                  Statement of Changes in Shareholders' Deficit

                                                                                                            Accumulated
                                                                                                            Deficit
                                                   Preferred Stock           Common Stock       Additional  During
                                                ---------------------   ---------------------   Paid-in     Development
                                                  Shares      Amount      Shares      Amount    Capital     Stage          Total
                                                ---------   ---------   ---------   ---------   ---------   ---------    ---------
Balance at May 2, 2002 (inception) ..........          --   $      --          --   $      --   $      --   $      --    $      --

May 2002, shares issued to an officer
    in exchange for incorporation and
    organization services provided to the
    Company ($.01/share) (Note 2) ...........          --          --     800,000       8,000          --          --        8,000
May 2002, shares sold in private placement
    offering ($.01/share) (Note 3) ..........          --          --     340,000       3,400          --          --        3,400
Net loss, period ended May 31, 2002 .........          --          --          --          --          --      (9,686)      (9,686)
                                                ---------   ---------   ---------   ---------   ---------   ---------    ---------

Balance at May 31, 2002 .....................          --          --   1,140,000      11,400          --      (9,686)       1,714

July 2002, shares sold in private placement
    offering ($.01/share (Note 3) ...........          --          --      20,000         200          --          --          200
October 2002, shares issued in exchange
    for filing services ($.01/share) (Note 3)          --          --      20,000         200          --          --          200
Office space contributed by an
    affiliate (Note 2) ......................          --          --          --          --         800          --          800
Services contributed by an officer (Note 2) .          --          --          --          --       2,970          --        2,970
Expenses paid by an officer on behalf of
    the Company (Note 2) ....................          --          --          --          --       1,645          --        1,645
Net loss, period ended May 31, 2003 .........          --          --          --          --          --      (8,953)      (8,953)
                                                ---------   ---------   ---------   ---------   ---------   ---------    ---------

Balance at May 31, 2003 .....................          --   $      --   1,180,000   $  11,800   $   5,415   $ (18,639)   $  (1,424)
                                                =========   =========   =========   =========   =========   =========    =========


                 See accompanying notes to financial statements


                               REXRAY CORPORATION
                          (A Development Stage Company)
                            Statements of Cash Flows



                                                                     May 2, 2002    May 2, 2002
                                                                     (Inception)    (Inception)
                                                       Year Ended      Through        Through
                                                         May 31,        May 31,        May 31,
                                                          2003           2002           2003
                                                      -----------    -----------    -----------
Cash flows from operating activities:
    Net loss ......................................   $    (8,953)   $    (9,686)   $   (18,639)
    Adjustments to reconcile net loss to net cash
      used by operating activities:
        Stock-based compensation (Notes 2 and 3) ..           200          8,000          8,200
        Contributed rent and services (Note 2) ....         3,770             --          3,770
        Changes in operating liabilities:
          Increase in accounts payable and
             accrued liabilities ..................         1,500             --          1,500
                                                      -----------    -----------    -----------
                 Net cash used in
                    operating activities ..........        (3,483)        (1,686)        (5,169)
                                                      -----------    -----------    -----------

Cash flows from financing activities:
    Expenses paid by an officer on behalf of
      the Company (Note 2) ........................         1,645             --          1,645
    Proceeds from the sale of common stock (Note 3)           200          3,400          3,600
                                                      -----------    -----------    -----------
                 Net cash provided by
                    financing activities ..........         1,845          3,400          5,245
                                                      -----------    -----------    -----------

                    Net change in cash ............        (1,638)         1,714             76

Cash, beginning of period .........................         1,714             --             --
                                                      -----------    -----------    -----------

Cash, end of period ...............................   $        76    $     1,714    $        76
                                                      ===========    ===========    ===========

Supplemental disclosure of cash flow information:
    Income taxes ..................................   $        --    $        --    $        --
                                                      ===========    ===========    ===========
    Interest ......................................   $        --    $        --    $        --
                                                      ===========    ===========    ===========


                 See accompanying notes to financial statements

                               REXRAY CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Organization and Basis of Presentation

Rexray Corporation (the "Company") was incorporated under the laws of Colorado on May 2, 2002 to engage in any lawful corporate undertaking. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7 and is a "blank check" company. The Company has been in the development stage since inception and has no revenue-producing operations to date. The Company's business plan is to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with losses since inception. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company intends to seek additional funding through equity offerings to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The  Company   considers  all  highly  liquid  debt  instruments  with  original maturities of three months or less when acquired, to be cash equivalents. The Company had no cash equivalents at May 31, 2003.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Earnings (Loss) per Common Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At May 31, 2003, there was no variance between basic and diluted loss per share as there were no potentially dilutive common shares outstanding.

Organization Costs

Costs related to the organization of the Company have been expensed as incurred.

Financial Instruments

At March 31, 2003, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

Stock-based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The
Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123.

(2) Related Party Transactions

The Company paid rent to Amery Coast Corporation ("ACC"), an affiliate under common control, for the period from May 2, 2002 (inception) through September 30, 2002. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as "rent, related party".

During the period from October 1, 2002 through May 31, 2003, ACC contributed office space to the Company. The office space was valued at $100 per month based on the history of prior payments and is included in the accompanying financial statements as "contributed rent, related party" with a corresponding credit to "additional paid-in capital".

An officer contributed time and effort to the Company valued at $2,970 for the year ended May 31, 2003. The time and effort was valued by the officer between $20 and $75 per hour based on the level of services performed and is included in the accompanying financial statements as "contributed services, related party" with a corresponding credit to "additional paid-in capital".

During the year ended May 31, 2003, an officer paid professional fees on behalf of the Company totaling $1,645. The working capital contributions are included in the accompanying financial statements as "additional paid-in capital".

During May 2002, the Company issued 800,000 shares of it's no par value restricted common stock to an officer of the Company in exchange for incorporation and organization services. On the transaction date, the Company's common stock had no reliable market value. The value of the services could not be objectively measured as the services were rendered by a related party. The shares were valued by the Company at $.01 per share based on contemporaneous common stock sales to unrelated third parties. Stock-based compensation expense of $8,000 was recognized in the accompanying financial statements for the period ended May 31, 2002.

(3) Shareholders' Equity

Preferred Stock

The Board of Directors is authorized to issue shares of preferred stock in series and to fix the number of shares in such series as well as the designation, relative rights, powers, preferences, restrictions, and limitations of all such series. The Company had no preferred shares issued and outstanding at May 31, 2002.

Private Placement Offering

From May 2002 through July 2002, the Company conducted a private placement offering whereby it sold 360,000 shares of its no par value common stock for $.01 per share pursuant to an exemption from registration claimed under section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. The shares were sold through the Company's officer and director. The Company received proceeds from the offering totaling $3,600.

Stock for Services

During October 2002, the Company issued 20,000 shares of its common stock to a vendor in exchange for financial printing services. The transaction was valued at the cost of the services rendered. The number of shares issued was based on the contemporaneous sale of common stock to unrelated third parties and other analysis, or $.01 per share ($200).

(4) Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                                May 2, 2002
                                                (Inception)
                                                Year Ended        Through
                                                May 31,2003     May 31,2002
                                                -----------     -----------

U.S. Federal statutory graduated rate..........    15.00%          15.00%
State income tax rate,
  net of federal benefit.......................     3.94%           3.94%
Contributed rent and services..................   - 7.98%           0.00%
Net operating loss for which no tax
  benefit is currently available...............   -10.96%         -18.94%
                                                -----------     -----------
                                                    0.00%           0.00%
                                                ===========     ===========

At May 31, 2003, deferred tax assets consisted of a net tax asset of $2,815, due to operating loss carryforwards of $14,869, which was fully allowed for, in the valuation allowance of $2,815. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the year ended May 31, 2003 and the period from May 2, 2002 (inception) through May 31, 2002 totaled $981 and $1,834, respectively. The current tax benefit also totaled $981 and $1,834 for the year ended May 31, 2003 and the period from May 2, 2002 (inception) through May 31, 2002, respectively. The net operating loss carryforward expires through the year 2023.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

                                  CYTODYN, INC.
                          (Formerly Rexray Corporation)
                          (A Development Stage Company)
                             Condensed Balance Sheet
                                   (Unaudited)

                                February 29, 2004

                                     Assets

Cash .....................................................   $ 174,613
Equipment, net ...........................................       1,650
Deposit ..................................................         495
                                                             ---------

                                                             $ 176,758
                                                             =========

                      Liabilities and Shareholders' Equity

Liabilities:
    Accounts payable and accrued liabilities .............   $  93,881
    Indebtedness to related parties (Note 3) .............      71,694
                                                             ---------
                  Total liabilities ......................     165,575
                                                             ---------

Commitment (Note 7) ......................................          --

Shareholders' equity (Note 5):
    Preferred stock ......................................          --
    Common stock .........................................     210,722
    Additional paid-in capital ...........................       8,415
    Deficit accumulated during development stage .........    (207,954)
                                                             ---------
                  Total shareholders' equity .............      11,183
                                                             ---------

                                                             $ 176,758
                                                             =========


            See accompanying notes to condensed financial statements


                                  CYTODYN, INC.
                          (Formerly Rexray Corporation)
                          (A Development Stage Company)
                       Condensed Statements of Operations
                                   (Unaudited)

                                                                                                                May 2, 2002
                                                         Three Months Ended            Nine Months Ended        (Inception)
                                                            February 29,                  February 29,            Through
                                                    --------------------------    --------------------------    February 29,
                                                        2004           2003           2004           2003           2004
                                                    -----------    -----------    -----------    -----------    -----------
Operating expenses:
    Stock-based compensation:
      Incorporation and organization services$ ..            --    $        --    $        --    $        --    $     8,000
    Compensation ................................        10,703             --         55,703             --         55,703
    Contributed services, related party (Note 3)             --            240             --          2,730          2,970
    Contributed rent, related party (Note 3) ....            --            300            500            500          1,300
    Rent, related party (Note 3) ................            --             --             --            400            500
    Rent, other .................................         1,485             --          2,240             --          2,240
    Professional fees ...........................       101,631          1,025        114,127          3,115        120,337
    Interest income .............................           (52)            --            (55)            --            (55)
    Interest expense ............................           296             --            441             --            441
    Other .......................................        15,177             19         16,359             55         16,518
                                                    -----------    -----------    -----------    -----------    -----------
                Total operating expenses ........       129,240          1,584        189,315          6,800        207,954
                                                    -----------    -----------    -----------    -----------    -----------

                Loss before income taxes ........      (129,240)        (1,584)      (189,315)        (6,800)      (207,954)

Income tax provision (Note 6) ...................            --             --             --             --             --
                                                    -----------    -----------    -----------    -----------    -----------

                Net loss ........................   $  (129,240)   $    (1,584)   $  (189,315)   $    (6,800)   $  (207,954)
                                                    ===========    ===========    ===========    ===========    ===========

Basic and diluted loss per share ................   $     (0.02)   $     (0.00)   $     (0.05)   $     (0.01)
                                                    ===========    ===========    ===========    ===========

Basic and diluted weighted average
    common shares outstanding ...................  *  6,674,862   *    590,000   *  3,909,985   *    578,334
                                                    ===========    ===========    ===========    ===========


*  Restated for 1:2 reverse split of common stock (see Note 2)



            See accompanying notes to condensed financial statements


                                  CYTODYN, INC.
                          (Formerly Rexray Corporation)
                          (A Development Stage Company)
                       Condensed Statements of Cash Flows
                                   (Unaudited)


                                                                                       May 2, 2002
                                                              Nine Months Ended        (Inception)
                                                                 February 29,            Through
                                                         --------------------------    February 29,
                                                             2004           2003           2004
                                                         -----------    -----------    -----------
                      Net cash used in
                         operating activities ........   $  (191,741)   $    (2,720)   $  (196,910)
                                                         -----------    -----------    -----------

Cash flows from investing activities:
    Equipment purchases ..............................        (1,722)            --         (1,722)
                                                         -----------    -----------    -----------
                      Net cash used in
                         investing activities ........        (1,722)            --         (1,722)
                                                         -----------    -----------    -----------

Cash flows from financing activities:
    Expenses paid by an officer on behalf of
       the Company (Note 3) ..........................         2,500            900          4,145
    Proceeds from related party advance (Note 3) .....        10,000             --         10,000
    Proceeds from the sale of common stock (Note 5) ..       405,000            200        408,600
    Payment of offering costs ........................       (49,500)            --        (49,500)
                                                         -----------    -----------    -----------
                      Net cash provided by
                         financing activities ........       368,000          1,100        373,245
                                                         -----------    -----------    -----------

                         Net change in cash ..........       174,537         (1,620)       174,613

Cash, beginning of period ............................            76          1,714             --
                                                         -----------    -----------    -----------

Cash, end of period ..................................   $   174,613    $        94    $   174,613
                                                         ===========    ===========    ===========

Supplemental disclosure of cash flow information:
    Income taxes .....................................   $        --    $        --    $        --
                                                         ===========    ===========    ===========
    Interest .........................................   $        --    $        --    $        --
                                                         ===========    ===========    ===========

    Non-cash investing and financing transactions:
       Net liabilities acquired in exchange for common
          stock in CytoDyn agreement (Note 2) ........   $  (161,578)   $        --    $  (161,578)
                                                         ===========    ===========    ===========
       Common stock issued as payment of
          accounts payable (Note 5) ..................   $     5,000    $        --    $     5,000
                                                         ===========    ===========    ===========

            See accompanying notes to condensed financial statements

                                  CYTODYN, INC.
                          (Formerly Rexray Corporation)
                          (A Development Stage Company)

                     Notes to Condensed Financial Statements
                                   (Unaudited)

Note 1:  Basis of Presentation

The condensed financial statements presented herein have been prepared by the Company in accordance with the instructions for Form 10-QSB and the accounting policies in its Form 10-KSB filed for the year ended May 31, 2003 and should be read in conjunction with the notes thereto.

In the opinion of management, the accompanying condensed financial statements contain all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim periods presented. The results of operations presented for the three and nine months ended February 29, 2004 are not necessarily indicative of the results to be expected for the year.

The Company is in the development stage in accordance with Statements of Financial Accounting Standards (SFAS) No. 7 "Accounting and Reporting by Development Stage Enterprises". On October 28, 2003, CytoDyn, Inc. (the "Company" or the "Registrant", formerly known as Rexray Corporation) closed an Acquisition Agreement with CytoDyn of New Mexico, Inc. ("CytoDyn NM") (see Note
2).

Financial data presented herein are unaudited.

Note 2: Acquisition Agreement

Terms
-----
On October 28, 2003, the Registrant closed an Acquisition Agreement with CytoDyn NM. Under the terms of the Acquisition Agreement, CytoDyn NM:

- Assigned the patent license agreement between CytoDyn NM and Allen D. Allen covering United States patent numbers 5424066, 5651970, and 6534057, and related foreign patents and patents pending, for a method of treating HIV disease with the use of monoclonal antibodies;

- Assigned its trademarks,  CytoDyn and Cytolin,  and related  trademark symbol;
and

- Paid $10,000 in cash

CytoDyn of NM retained all other assets, including its shares of Amerimmune Pharmaceuticals, Inc.

In consideration for the above, the Registrant:

- Effected a one-for-two reverse split of its common stock;

- Issued 5,362,640 shares of its common stock to CytoDyn NM;

- Amended its Articles of Incorporation to change its name to CytoDyn, Inc.; and

- Accepted $161,578 in liabilities related to the assigned assets


Other Compensation
------------------

The Registrant issued a promissory note in the amount of $30,000 to its former president, James B. Wiegand, for payment of services rendered in connection with the acquisition. This note was paid during the fiscal quarter ended February 29, 2004.


Change in Control
-----------------

Following the closing of the Acquisition Agreement, CytoDyn NM held 5,362,640, or 85.8 percent, of the Registrant's 6,252,640 common shares issued and outstanding, which resulted in a change in control of the Registrant.


Accounting and Valuation
------------------------
The same party (CytoDyn NM) controlled the assigned assets and liabilities before and after the closing of the Acquisition Agreement. Therefore, the assigned assets and liabilities were recorded on the books of the Registrant based on CytoDyn NM's book value on the closing date. On October 28, 2003, the book value of the assigned assets and liabilities was $-0-, and $161,578, respectively. As a result, the Registrant credited liability accounts for $161,578 with an offset against "common stock." Note 3: Related Party Transactions

On December 26, 2003, an officer advanced the Company $50,000 for working capital. The advance did not bear interest and was due on demand. The Company repaid the advance in February 2004.

As part of the above Acquisition Agreement, the Company acquired $161,578 in liabilities of which $61,694 is owed to officers and directors. The liabilities were incurred as a result of maintaining the patents and other intangible assets. The $61,694 is included in the accompanying condensed financial statements as "Indebtedness to related parties".

During October 2003, an officer advanced the Company $10,000. The advance does not bear interest and is due on demand. The advance is included in the accompanying condensed financial statements as "Indebtedness to related parties".

During the six months ended November, 30, 2003, an officer contributed $2,500 to the Company for working capital. The working capital contributions are included in the accompanying financial statements as "Additional paid-in capital".

During the period from October 2002 through October 27, 2003, Amery Coast Corporation ("ACC"), at that time an affiliate under common control contributed office space to the Company. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as "Contributed rent, related party" expense with a corresponding credit to "Additional paid-in capital".

The Company paid rent to ACC from May 2002 through September 2002. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as "Rent, related party".

Note 4: Note Payable

Effective October 28, 2003, the Company issued a $30,000 promissory note to its former president as payment for services related to the CytoDyn NM Acquisition Agreement. The note carried a five percent interest rate and was due on January 27, 2004. The Company repaid the $30,000 note, and $442 in accrued interest, in February 2004.

Note 5: Shareholders' Deficit

During the fiscal quarter ended February 29, 2004, the Company sold 1,250,000 shares of its common stock at $.30 per share for net proceeds totaling $325,500, after deducting commissions of $37,500 and offering costs of $12,000. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the sales.

During February 2004, the Company issued 16,667 shares of its common stock as payment for a $5,000 officer liability ($.30 per share).

During September 2003, the Company sold 600,000 shares of its common stock for gross proceeds totaling $30,000 ($.05 per share). The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the sales. The shares were sold through the Company's former officer and director.


Following is a schedule of changes in shareholders' deficit for the nine months ended February 29, 2004:

                                              Common stock         Additional
                                        -----------------------     Paid-In      Retained
                                          Shares       Amount       Capital      Deficit        Total
                                        ----------   ----------    ----------   ----------    ----------
Balance, June 1, 2003 ..............    1,180,000    $   11,800    $    5,415   $  (18,639)   $   (1,424)
Capital contributed by an officer ..           --            --         2,500           --         2,500
September 2003, sale of common
  stock, $.05/share ................      600,000        30,000            --           --        30,000
October 2003, reverse split of
  common stock .....................     (890,000)           --            --           --            --
October 2003, common stock issued in
  CytoDyn NM Acquisition Agreement .    5,362,640      (161,578)           --           --      (161,578)
February 2004, sale of common, less
  offering costs of $49,500 at
  $.30/share .......................    1,250,000       325,500            --           --       325,500
February 2004, common stock issued
  as payment for officer liability .       16,667         5,000            --           --         5,000
Office space contributed by an
  affiliate ........................           --            --           500           --           500
Net loss for the nine months
  ended February 29, 2004 ..........           --            --            --     (189,315)     (189,315)
                                       ----------    ----------    ----------   ----------    ----------
          Balance, February 29, 2004    7,519,307    $  210,722    $    8,415   $ (207,954)   $   11,183
                                       ==========    ==========    ==========   ==========    ==========


Note 6:  Income taxes

The Company records its income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". The Company incurred net operating losses for all periods presented resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in $-0- income taxes.

Note 7: Commitment

The Company entered into a non-cancelable operating lease for office space that commenced November 14, 2003 and expires November 30, 2004. Payments required under the operating lease are $495 per month.

No dealer, salesperson or any other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by CytoDyn. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.


                                  CYTODYN, INC.
                       ----------------------------------
                                   PROSPECTUS

                                 250,000 SHARES

TABLE OF CONTENTS                                                   Page
-----------------                                                   ----

Prospectus Summary  ........................                          5
Risk Factors  ..............................                          9
Use of Proceeds  ...........................                         16
Dividend Policy  ...........................                         17
Dilution  ..................................                         17
Capitalization  ............................                         18
Selected Financial Data  ...................                         18
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations Business  ......................                         30
Management  ................................                         32
Principal Shareholders  ....................                         34
Certain Transactions  ......................                         35
Description of Common Stock ................                         36
Shares Eligible for Future Sale  ...........                         37
Underwriting  ..............................                         38
Legal Matters  .............................                         38
Experts  ...................................                         38
Additional Information  ....................                         39
Index to Financial Statements  .............                         F-1


Until June 23, 2004 (25 days after the          CYTODYN, INC.
date of this Prospectus), all dealers           200 West De Vargas St. Suite 1,
effecting transactions in the registered        Santa Fe, New Mexico 87501
securities, whether or not participating        505-988-5520
in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to delivering a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 101-117 of Colorado Corporate Statutes provides for the indemnification of our officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Our articles of incorporation contain a provision for the indemnification of CytoDyn's directors in Article Eight , which provides that we shall indemnify to the maximum extent permitted by law, any director, officer, agent, fiduciary or employee against any claim or expense incurred by reason of being a party to any legal proceeding, except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law. Article VI of our bylaws contain similar provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of CytoDyn, pursuant to the foregoing provisions, or otherwise, CytoDyn has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The  following  table  sets  forth an  itemized  statement  of all  expenses  in
connection  with  the  issuance  and   distribution  of  the  securities   being
Registered, all of which are estimated.




Securities and Exchange Commission filing fee  ............       $     23.75
Printing and engraving expenses  ..........................       $  1,000.00
Legal Fees and expenses  ..................................       $ 25,000.00
Registrar and transfer agent fees  ........................       $  1,000.00
Accounting fees and expenses  .............................       $ 10,000.00
Blue sky fees and expenses  ...............................       $  3,500.00
                                                                  -----------
     Total  ...............................................       $ 40,523.75

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On May 3, 2002, we issued 800,000 shares of common stock to our former president, James B. Wiegand, at .001 per share, in exchange for services valued at $8,000. Mr. Wiegand is a sophisticated person who had superior access to all corporate and financial information. The issuance was done in reliance upon
Section 4(2) of the Securities Act.

From May 17, 2002 through May 21, 2002, we issued 340,000 shares to 34 shareholders at .01 per share, for a total of $3,400 cash. All investors were sophisticated and received access to corporate and financial information. The issuance was made in reliance upon Regulation D of the Securities Exchange Commission.

In October 2003, pursuant to the Acquisition Agreement between CytoDyn and CytoDyn of New Mexico, Inc., we issued a total of 5,362,640 post-reverse split shares of the common stock at a price of .01 per share, for a total of 53,264, to CytoDyn of New Mexico, Inc., a corporation whose shareholders include Allen
D. Allen and Corinne  Allen,  in exchange for $10,000  cash and the  trademarks,
CytoDyn and Cytolin, as well as a related registered trademark symbol, and the assignment of that certain patent license agreement dated July 1, 1994 by and between Allen D. Allen and CytoDyn of New Mexico, Inc., which license covers U.S. Patent No.s 5424066 ("Method for increasing CD4+ cell numbers through the use of monoclonal antibodies directed against self-reactive, CD4 specific cytotoxic T-cells,") 5651970 ("Method for inhibiting disease associated with the Human Immunodeficiency Virus through the use of monoclonal antibodies directed against anti-self cytotoxic T-lymphocytes or their lytics",) and 6534057 ("Method for increasing the delayed-type hypersenstivity response by infusing LFA-1-specific antibodies"). The issuance was made to sophisticated persons who had access to all corporate and financial information, in reliance upon Section 4(2) of the Securities Act. As part of the Acquisition Agreement, we also assumed $161,578 in liabilities, including $61,694 owed to Allen D. Allen and Corinne Allen.

In September 2003, we issued a total of 600,000 shares of common stock at $0.05 per share, for a total of $30,000, to sophisticated persons with access to all corporate and financial information, in a private offering, in reliance upon
Section 4(2) of the Securities Act.

From October 2002 through October 2003, we paid rent to Amery Coast Corporation, a corporation under control of affiliate James B. Wiegand, and paid rent to Mr. Wiegand at the rate of $100 per month.

In October 2003, Allen D. Allen advanced us the sum of $10,000. The advance does not bear interest and is payable on demand.

On October 28, 2003 we issued a promissory note to our former  president,  James
B. Wiegand in the principal amount of $30,000, to compensate Mr. Wiegand for services rendered. The note bears interest at the rate of 5% per annum and was paid in February 2004.

On December 26, 2003, Corinne Allen advanced us the sum of $50,000 for working capital. The advance does not bear interest and is payable on demand. We repaid in the advance in February 2004.

From January 7, 2004 through April 30, 2004, we sold 1,800,000 shares of our common stock at the price of $0.30 per share, for a total of $540,000, to 23 persons, in a private offering in reliance upon exemptions contained in Regulation D.

In February 2004, we issued 16,667 shares to our Executive Vice President, Brian McMahon, at a price of $0.30 per share, for a total of $5,000, for repayment of debt.

In the second quarter of 2004, we issued warrants to J.P. Turner, the financial representative in our private placement, to purchase 405,000 common shares over five years at an exercise price of $0.30 per share.


ITEM 27. EXHIBITS



 Number                Description
 ------      -----------------------------
*   3.1      Articles of Incorporation of CytoDyn.
**  3.2      Certificate of Amendment to Articles of Incorporation of CytoDyn.
*   3.3      Bylaws of CytoDyn.
****4.1      Specimen Common Stock Certificate.
****5.1      Opinion of Kenneth G. Eade, Attorney at Law.
*** 10.1     Acquisition agreement dated September 30, 2003 between Rexray
             Corporation and CytoDyn of New Mexico, Inc.
*** 10.2     Amendment No. 1 to  agreement dated September 30, 2003 between
             Rexray Corporation and CytoDyn of New Mexico, Inc.
**** 23.1    Consent of Kenneth Eade (included in Exhibit 5.1).
**** 23.2    Consent of Cordovano and Honeck
**** 99.1    Subscription Agreement

     * Incorporated by reference to Registration Statement on Form 10KSB12ga, filed July 11, 2002;

    ** Incorporated by reference to Current Report on Form 8K, filed November 12, 2003

   *** Incorporated by reference to Amended Current Report on Form 8K/A, filed December 1, 2003

  ****    Filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned Company undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(I) Include any prospectus required by Section 10(a)(3) of the Securities Act;
ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of CytoDyn, pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, CytoDyn has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by CytoDyn of expenses incurred or paid by a director, officer or a controlling person of CytoDyn in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by CytoDyn under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Studio City, State of California, on May 26, 2004.

                                           CYTODYN, INC.

                                       By: Allen D. Allen
                                           -------------------------------
                                           Allen D. Allen,
                                           Chairman of the Board and President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



       Signature                             Title                      Date
-------------------------        -----------------------------      ------------

/s/ Allen D. Allen               Chairman of the Board,             May 27, 2004
-------------------------        President, and Director
    Allen D. Allen

/s/ Corinne Allen                Secretary/Treasurer, Director      May 27, 2004
-------------------------
    Corinne Allen

/s/ Wellington A. Ewen           Chief Financial Officer            May 27, 2004
-------------------------
    Wellington A. Ewen

/s/ Ronald J. Tropp              Director                           May 27, 2004
-------------------------
    Ronald J. Tropp

/s/ Daniel M. Strickland         Director                           May 27, 2004
-------------------------
    Daniel M. Strickland

/s/ Peggy J. Pence               Director                           May 27, 2004
-------------------------
    Peggy J. Pence

EXHIBIT INDEX


 Number                   Description
 ------        -----------------------------
*    3.1       Articles of Incorporation of CytoDyn.
**   3.2       Certificate of Amendment to Articles of Incorporation of CytoDyn.
*    3.3       Bylaws of CytoDyn.
**** 4.1       Specimen Common Stock Certificate.
**** 5.1       Opinion of Kenneth G. Eade, Attorney at Law
***  10.1      Acquisition  agreement  dated  September  30, 2003  between
               Rexray Corporation and CytoDyn of New Mexico, Inc.
***  10.2      Amendment No. 1 to  agreement dated September 30, 2003
               between Rexray Corporation and CytoDyn of New Mexico, Inc.
**** 23.1      Consent of Kenneth Eade (included in Exhibit 5.1).
**** 23.2      Consent of Cordovano and Honeck
**** 99.1      Subscription Agreement

____________
* Incorporated by reference to Registration Statement on Form 10KSB12G/A, filed July 11, 2002
**    Incorporated by reference to Current Report on Form 8K, filed November
      12, 2003
*** Incorporated by reference to Amended Current Report on Form 8K/A, filed December 1, 2003
****  Filed herewith.